Exhibit 4.1
NORTEL NETWORKS CORPORATION,
as Issuer,
NORTEL NETWORKS LIMITED
AND
NORTEL NETWORKS INC.
as Guarantors,
and
THE BANK OF NEW YORK,
as Trustee, Registrar, Paying Agent and Conversion Agent
$575,000,000 1.75% Convertible Senior Notes due 2012 and
$575,000,000 2.125% Convertible Senior Notes due 2014

INDENTURE
Dated as of March 28, 2007

v

CROSS-REFERENCE TABLE*

Trust Indenture	Indenture
Act Section	Section
310(a)(1)	7.10
(a)(2)	7.11
(a)(3)	n/a
(a)(4)	n/a
(b)	7.08, 7.10, 10.02
(c)	n/a
(g)	7.10

311(a)	7.11
(b)	7.11
(c)	n/a

312(a)	2.04
(b)	10.03
(c)	10.03

313(a)	7.06
(b)(1)	n/a
(b)(2)	5.07, 7.05
(c)	7.06, 10.02
(d)	7.06

314(a)	4.02, 6.02(b), 10.02, 10.05
(b)	n/a
(c)(1)	10.04
(c)(2)	10.04
(c)(3)	n/a
(d)	n/a
(e)	10.05
(f)	n/a

315(a)	7.01	(b)
(b)	7.05, 10.02
(c)	7.01	(a)
(d)	7.01	(c)
(e)	6.11

316(a)(last sentence)	n/a
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	n/a
(b)	6.04, 6.07
(c)	9.04

317(a)(1)	6.08
(a)(2)	6.09
(b)	2.03	(c)

318(a)	10.01
(b)	n/a
(c)	10.01

“n/a” means not applicable.
* This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

     THIS INDENTURE, dated as of March 28, 2007, is among Nortel Networks Corporation, a Canadian corporation (together with any successors, the “Issuer”), Nortel Networks Limited, a Canadian corporation (together with any successors, “NNL”), Nortel Networks Inc., a Delaware corporation (together with any successors, “NNI” and, together with NNL, the “Guarantors”), and The Bank of New York, a New York banking corporation, as trustee (together with any successors, the “Trustee”), Registrar, Paying Agent and Conversion Agent. The Issuer has duly authorized the creation of its 1.75% Convertible Senior Notes due 2012 (the “2012 Notes”) and its 2.125% Convertible Senior Notes due 2014 (the “2014 Notes” and, together with the 2012 Notes, the “Notes”). Each Guarantor has duly authorized its Guarantee of the Notes to the extent described herein, and each of the Issuer, each Guarantor and the Trustee have duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders from time to time of the Notes:
ARTICLE 1
DEFINITIONS
SECTION 1.01. Definitions.
     “2012 Notes” has the meaning specified in the preamble hereto.
     “2014 Notes” has the meaning specified in the preamble hereto.
     “Additional Amounts” means any additional payments required to be made by the Issuer or the Guarantors as a result of a requirement to withhold or deduct for or on account of Canadian Tax pursuant to Section 4.07 hereof.
     “Additional Interest” means (i) any “Liquidated Damages,” as such term is defined in the Registration Rights Agreement and (ii) any liquidated damages pursuant to Section 6.02(b) hereof.
     “Affiliate” means, when used with reference to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control of, the referent person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of management and policies of the referent person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative of the foregoing.
     “Agent” means any Registrar, Paying Agent, Conversion Agent, authenticating agent or co-registrar.
     “Agent Member” means any member of, or participant in, the Depositary.
     “Applicable Exchange Rate” means, on any date, the noon Dollar buying rate for Canadian Dollars for wire transfers quoted in The City of New York, as certified for customs purposes by the Federal Reserve Bank of New York.

     “Applicable Securities Exchange,” with respect to any security, means (i) if that security is listed on the NYSE, the NYSE; (ii) if that security is listed on one or more U.S. national securities exchange (other than the NYSE) and not listed on the TSX, the U.S. national securities exchange with the highest volume of sales for that security on that date; (iii) if that security is listed on (a) one or more U.S. national securities exchanges (other than the NYSE) and (b) the TSX, whichever of such exchanges had the highest volume of sales for that security on that date; and (iv) if that security is (a) listed on the TSX and (b) not listed on any U.S. national securities exchange, the TSX.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security to the extent applicable to such transaction and as in effect from time to time.
     “Authorized Newspaper” means a newspaper in an official language of the country of publication or in the English language customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.
     “Authorized Officers” means, with respect to, (i) each of the Issuer and NNL, any two of its President and Chief Executive Officer, General Counsel, Chief Legal Officer, Chief Operating Officer and Chief Financial Officer or any one of the aforesaid officers together with any one of its Corporate Secretary, its Treasurer, any Assistant Secretary or any Assistant Treasurer; and (ii) NNI, any one of its President, its Vice-President, Finance and Treasurer, any other of its Vice-Presidents, its Secretary, or any of its Assistant Secretaries; provided that the Issuer, NNL and NNI may, from time to time, designate additional officers who would qualify as “Authorized Officers” pursuant to an Officers’ Certificate delivered to the Trustee.
     “Board of Directors” means, in respect of the Issuer or any Guarantor, the board of directors, the executive committee or any other committee of that board or any group of directors of that board, duly authorized to make a decision on the matter in question.
     “Board Resolution” means a copy of a resolution certified by the Corporate Secretary or an Assistant Secretary of the Issuer or a Guarantor, as the case may be, to have been duly adopted by the Board of Directors of the Issuer or such Guarantor, respectively, and to be in full force and effect on the date of such certification.
     “Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City (or the city in which the Corporate Trust Office of the Trustee is located, if not New York City) are not required to be open or are authorized or obligated by law to close.
     “Canadian Dollar” means the lawful currency of the Government of Canada.
     “Canadian Taxes” means any present or future taxes, duties, assessments or governmental charges imposed or levied by or on behalf of the Government of Canada or of any province or territory therein or thereof, or by any authority or agency therein or thereof having power to tax.
     “Capital Stock” means:
(a)	with respect to any person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common shares and preferred stock of such person; and

(b)	with respect to any person that is not a corporation, any and all partnership, membership or other equity interests of such person.
     “Certificated Note” means any Note issued under this Indenture in fully-registered, certificated form (other than a Global Security).
     “Change of Control” means the occurrence of any of the following events:
(a)	any “person,” including its affiliates and associates, or any “group,” in each case, other than the Issuer, any one or more of the Issuer’s Subsidiaries or the Issuer’s or the Issuer’s Subsidiaries’ employee benefit plans, files a Schedule 13D or Schedule TO (or any successor schedule, form or report under the Exchange Act) disclosing that such person or group (x) has become the “beneficial owner” of 50% or more of the combined voting power of the Issuer’s Capital Stock having ordinary power to elect members of the Issuer’s Board of Directors, or (y) has the power to, directly or indirectly, elect a majority of the members of the Issuer’s Board of Directors; provided that the foregoing shall not apply if as a result of, and immediately following, the transaction giving a person such beneficial ownership (including an exchange offer or a transaction referred to in clause (c) below), the holders of the Common Shares or holders of the common shares of NNL immediately prior to such transaction are, directly or indirectly, the beneficial owners of at least a majority of the total voting power in the aggregate of all classes of Capital Stock of such person;

(b)	a change of control occurs with respect to NNL which shall mean that the Issuer ceases to be the “beneficial owner” of 100% of the voting power of the common shares of NNL;

(c)	consummation of any transaction or event (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger or amalgamation of the Issuer or any sale, lease or other transfer of 90% or more of the Issuer’s consolidated assets) or a series of related transactions or events pursuant to which Common Shares are exchanged for, converted into or constitute the right to receive cash, securities or other property, in each case other than pursuant to such a transaction, event or series of related transactions or events in which the holders of Common Shares immediately prior to such transaction, event or series of related transactions have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital

Stock of the continuing or surviving corporation (or of the parent of such continuing or surviving corporation) immediately after such transaction, event or series of related transactions; or

(d)	the Issuer or NNL is dissolved or liquidated,
provided, however, that a Change of Control shall not be deemed to have occurred if:
(1)	the Change of Control Sale Price per Common Share for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the later of the potential Change of Control or the public announcement of the potential Change of Control (in the case of a potential Change of Control under clause (a) above) or the period of ten consecutive Trading Days ending immediately before the Change of Control (in the case of a potential Change of Control under clause (c) above) shall equal or exceed 105% of the Conversion Price of the Notes in effect on the date of the potential Change of Control or the public announcement of the potential Change of Control, as applicable; or

(2)	at least 90% of the consideration (excluding cash payments for fractional Common Shares) in the transaction or transactions constituting the potential Change of Control consists of common shares that are, or upon issuance will be, traded on a U.S. national securities exchange or the TSX.
     Notwithstanding the foregoing, any (i) amalgamation, consolidation or merger of the Issuer with or into NNL (whether directly or indirectly by amalgamation, consolidation or merger with or into an entity with only nominal assets created in anticipation or contemplation of such amalgamation, consolidation or merger), (ii) transfer of assets solely between or among the Issuer, NNL and any successor entity to the Issuer or NNL or (iii) liquidation or dissolution of the Issuer or NNL resulting in the transfer of all of the assets of the Issuer or NNL to the Issuer, NNL or any successor entity to the Issuer or NNL shall, in each case, not constitute a Change of Control; provided that such transaction does not contravene the terms of Section 5.01.
     For purposes of this “Change of Control” definition:
(i)	“person” or “group” has the meaning given to it for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and

(ii)	a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture.
     “Change of Control Sale Price,” on any date, means the closing sale price per Common Share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the Applicable Securities Exchange. In the absence of such quotations, the Issuer shall be entitled to determine the Change of Control Sale Price on the basis of such quotations as it considers appropriate. The Trustee shall be entitled to rely exclusively upon the Issuer’s certification of the Change of Control Sale Price as set forth in an Officers’ Certificate.
     “Commission” means the United States Securities and Exchange Commission.
     “Common Shares” means any share of any class of the Issuer which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer and which is not subject to redemption by the Issuer. Subject to the provisions of Section 12.06, however, shares issuable on conversion of Notes shall include only shares of the class designated as Common Shares of the Issuer at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer and which are not subject to redemption by the Issuer; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Conversion Price” as of any day will equal $1,000 divided by the Conversion Rate applicable to a particular series of Notes as of such date.
     “Conversion Rate” means (a) with respect to any 2012 Note, the initial conversion rate specified in paragraph 16 of the form of Note attached as Exhibit A hereto, as adjusted in accordance with the provisions of Article 12 hereof and (b) with respect to any 2014 Note, the initial conversion rate specified in paragraph 16 of the form of Note attached as Exhibit B hereto, as adjusted in accordance with the provisions of Article 12 hereof.
     “Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.
     “Current Market Price” of the Common Shares on any day means the average of the Last Reported Sale Price of the Common Shares for each of the 10 consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.
     “Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
     “Depositary” means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Issuer to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.
     “Dollar” or “$,”, unless otherwise indicated, means the lawful currency of the United States of America.

     “DTC” means The Depository Trust Company, a New York corporation.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Ex-Dividend Date” means the first date on which the Common Shares trade on the Applicable Securities Exchange or in the applicable market, regular way, without the right to receive a specified issuance or distribution or without giving effect to a specified stock split or stock combination, as the case may be.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.
     “Global Class Action Settlement” means the Issuer’s agreement to settle certain significant class action lawsuits pending in the U.S. District Court for the Southern District of New York and related Canadian actions as disclosed in the Issuer’s Current Report on Form 8-K dated February 8, 2006.
     “Global Securities Legend” means the legend substantially in the form set forth in Section 2.14(b) hereof.
     “Guarantee” means the guarantee of each of the Guarantors as endorsed on each Global Security and Certificated Note authenticated and delivered pursuant to this Indenture and shall include the Guarantee set forth in Section 2.01(f) of this Indenture and all other obligations and covenants of the Guarantors contained in this Indenture and any Global Security and Certificated Note.
     “Guarantor” means each of (a) Nortel Networks Limited, (b) at any time other than during a Suspension Period, Nortel Networks Inc. and (c) any successor corporation to a Guarantor that has become a Guarantor pursuant to the applicable provisions of this Indenture.
     “Guarantor Request” and “Guarantor Order” mean, respectively, a written request or order signed in the name of a Guarantor by, in the case of NNL, any two Authorized Officers and, in the case of NNI, any Authorized Officer, and delivered to the Trustee.
     “Indenture” means this Indenture as amended or supplemented from time to time.
     “Initial Purchasers” has the meaning set forth in the Purchase Agreement.
     “Interest Payment Date” means April 15 and October 15 of each year.
     “Investment Grade Status,” with respect to the Notes of any series, shall occur when the Notes of such series have both (i) a rating of “BBB—” or higher from S&P and (ii) a rating of “Baa3” or higher from Moody’s, and each such rating shall have been published by the applicable agency, in each case with no negative outlook.

     “Issue Date” means the first date on which Notes are issued and authenticated under this Indenture.
     “Issuer” has the meaning specified in the preamble hereto. References to the Issuer shall not include any Subsidiary of the Issuer.
     “Issuer Articles” means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization or articles of arrangement of the Issuer from time to time in effect and includes all amendments thereto.
     “Issuer Request” and “Issuer Order” mean, respectively, a written request or order signed in the name of the Issuer by any two Authorized Officers and delivered to the Trustee.
     “Last Reported Sale Price” means, on any date, with respect to (a) any security listed on an Applicable Securities Exchange other than the TSX, the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported by such Applicable Securities Exchange, (b) any security listed on the TSX, (x) the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported by such Applicable Securities Exchange multiplied by (y) the Applicable Exchange Rate for such date, and (c) any security that is not listed on an Applicable Securities Exchange, the average of the mid-point of the last bid and asked prices of such security on the relevant date from each of at least three nationally recognized independent U.S. investment banking firms selected by the Issuer for this purpose, or if such prices are not so available, the market value of such security in Dollars on the relevant date as determined by a nationally recognized U.S. independent investment banking firm selected by the Issuer for this purpose.
     “Make Whole Change of Control” means the occurrence, after the Issue Date, of any Change of Control or an event that would have been a Change of Control but for the 105% trading price exception or for the 90% of consideration exception contained in clauses (1) and (2), respectively, of the proviso to such definition; provided that the occurrence of a Change of Control resulting from a transaction described in clause (d) of the definition of Change of Control shall not constitute a Make Whole Change of Control.
     “Make Whole Change of Control Effective Date” means, with respect to a Make Whole Change of Control, the date on which such Make Whole Change of Control becomes effective.
     “Maturity Date” means, (i) with respect to the 2012 Notes, April 15, 2012 and (ii) with respect to the 2014 Notes, April 15, 2014.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “NNI” has the meaning specified in the preamble hereto. References to NNI shall not include any Subsidiary of NNI.

     “NNL” has the meaning specified in the preamble hereto. References to NNL shall not include any Subsidiary of NNL.
     “Notes” has the meaning specified in the preamble hereto.
     “NYSE” means the New York Stock Exchange.
     “Offering Memorandum” means the final Confidential Offering Memorandum relating to the Notes and the related Guarantees, dated March 22, 2007.
     “Officers’ Certificate” means a certificate signed by, in the case of the Issuer or NNL, any two Authorized Officers and, in the case of NNI, any Authorized Officer and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Issuer or one or more Guarantor or both, or the Trustee, as the case may be, which opinion shall be subject to customary assumptions and qualifications.
     A “person” means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.
     “Prospectus” shall mean the prospectus included in the Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.
     “Redemption Date” when used with respect to any Note to be redeemed, means the date fixed by the Issuer for such redemption pursuant to Article 3 of this Indenture and the applicable Note.
     “Redemption Price” when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to Article 3 of this Indenture and the applicable Note.
     “Registrable Securities” shall mean each Note and related Guarantees and the Common Shares into which such Note is convertible until the earlier of (i) the date on which such Note and related Guarantees or the Common Shares into which such Note is convertible have been sold or otherwise transferred pursuant to an effective Shelf Registration Statement; (ii) the date that is two years after the later of the date of original issue of such Note and related Guarantees and the last date that the Issuer or any of its Affiliates was the owner of such Note and related Guarantees (or any predecessor thereto); (iii) the date on which such Note and related Guarantees or the Common Shares into which such Note is convertible may be resold without restriction pursuant to Rule 144(k) under the Securities Act or any successor provision thereto; or (iv) the date such Note and related Guarantees or the Common Shares into which such Note is convertible have been publicly sold pursuant to Rule 144 under the Securities Act or any successor provision thereto.

     “Registration Rights Agreement” means the Registration Rights Agreement relating to the Notes, the Guarantees and Common Shares issuable upon conversion of such Notes, dated March 28, 2007, among the Issuer, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.
     “Regular Record Date” means the April 1 or October 1 immediately preceding each Interest Payment Date.
     “S&P” means Standard & Poor’s Rating Service, a division of The McGraw-Hill Companies, Inc., and its successors.
     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Share Price” means, with respect to a Make Whole Change of Control, (i) if holders of Common Shares receive only cash in such Make Whole Change of Control transaction, the cash amount paid per share in such Make Whole Change of Control; and (ii) otherwise, the average of the Last Reported Sale Price of the Common Shares over the five-Trading Day period ending on the Trading Day immediately preceding the applicable Make Whole Change of Control Effective Date.
     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuer and the Guarantors that covers all of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein; provided, however, that a registration statement shall not be deemed the Shelf Registration Statement until such time as it includes a Prospectus relating to the Registrable Securities.
     “Subsidiary” means, with respect to the Issuer or any Guarantor, a corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by the Issuer or such Guarantor or by one or more other Subsidiaries of the Issuer or such Guarantor, or by the Issuer or such Guarantor and one or more other Subsidiaries of the Issuer or such Guarantor. For the purposes of this definition, “voting shares” means shares having voting power for the election of directors, whether at all times or only so long as no other shares have such voting power by reason of any contingency.
     “Suspension Period” means, for any series of Notes, any period (a) beginning on the date that:
     (1) the Notes of such series have Investment Grade Status;
     (2) no Default or Event of Default has occurred and is continuing; and
     (3) the Issuer has delivered an Officers’ Certificate to the Trustee certifying that the conditions set forth in clauses (1) and (2) above are satisfied; and

     (b) ending on the date (the “Reversion Date”) that the Notes of such series cease to have the applicable rating from either Moody’s or S&P, specified in the definition of Investment Grade Status; provided that solely for the purpose of determining whether and when the Reversion Date shall have occurred, a series of Notes shall be deemed to have Investment Grade Status if clauses (i) and (ii) of the definition of Investment Grade Status are otherwise satisfied, notwithstanding that either Moody’s and/or S&P shall have announced a negative outlook with respect to such Notes.
     “TIA” means the United States Trust Indenture Act of 1939, as amended, as in effect on the date of execution of this Indenture, except as provided in Sections 9.03 and 12.06.
     “Trading Day” means (x) if the applicable security is listed or admitted for trading on an Applicable Securities Exchange, a day on which such Applicable Securities Exchange is open for trading or quotation or (y) if the applicable security is not so listed or admitted for trading, any day that is a Business Day.
     “Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.
     “Trust Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office, including any Vice President, Assistant Vice President or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.
     “TSX” means The Toronto Stock Exchange.
     “U.S. Government Obligations” means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
     “Voting Shares” means any class or classes of Capital Stock the holders of which under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any person or other persons performing similar functions irrespective of whether or not, at the time Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.
SECTION 1.02. Other Definitions.

	Defined in
	Section
“Act”	10.16
“Additional Shares”	12.07	(b)
“Canadian Restricted Securities Legend”	2.14	(a)
“cash”	4.06	(a)
“Change of Control Date”	4.06

	Defined in
	Section
“Change of Control Offer”	4.06
“Change of Control Offer Termination Date”	4.06
“Change of Control Payment”	4.06
“Change of Control Payment Date”	4.06
“Change in Tax Redemption”	3.02
“Conversion Agent”	2.03
“Defaulted Interest”	2.11
“Event of Default”	6.01
“Expiration Time”	12.05
“fair market value”	12.05
“Global Security”	2.01
“Ineligible Consideration”	12.05	(i)
“Issuer Notice”	4.06
“Legal Holiday”	10.06
“Make Whole Change of Control Notice	12.07	(a)
“Make Whole Conversion Cut-off Date	12.07	(d)
“Make Whole Conversion Date”	12.07	(d)
“Make Whole Conversion Period”	12.07	(a)
“Optional Redemption”	3.02
“Paying Agent”	2.02
“Permitted Securities”	12.05	(i)
“Purchase Agreement”	2.01
“Purchase Notice”	4.06
“purchased shares”	12.05	(e)
“QIBs”	2.01
“Registrar”	2.02
“Register”	2.02
“Restricted Common Share Legend”	2.14	(a)
“Restricted Securities”	2.14	(a)
“Restricted Securities Legend”	2.14	(a)
“Rule 144A”	2.01
SECTION 1.03. Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
     The following TIA terms used in this Indenture have the following meanings:
          “Commission” means the Commission;
          “indenture securities” means the Notes and the Guarantees;
          “indenture security holder” means a holder of a Note;
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Issuer or any other obligor on the Notes and on the Guarantees means the respective Guarantor or any other obligor on the Guarantees.
     All other terms in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.
SECTION 1.04. Rules of Construction.
     Unless the context otherwise requires:
(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)	“or” is not exclusive;

(4)	words in the singular include the plural, and in the plural include the singular;

(5)	the male, female and neuter genders include one another; and

(6)	references in this Indenture to Articles, Sections, subsections, paragraphs, clauses, other subdivisions, Exhibits, appendices or schedules are to Articles, Sections, subsections, paragraphs, clauses, other subdivisions, Exhibits, appendices or schedules of or to this Indenture.
ARTICLE 2
THE NOTES AND THE GUARANTEES
SECTION 2.01. Form and Dating.
     (a) Global Securities. The Notes and the Guarantees are being offered and sold by the Issuer pursuant to a Purchase Agreement relating to the Notes, dated March 22, 2007, among the Issuer, the Guarantors and the Initial Purchasers (the “Purchase Agreement”).
     The Notes and the Guarantees are being offered and sold to “qualified institutional buyers” as defined in Rule 144A (“QIBs”) in reliance on Rule 144A under the Securities Act (“Rule 144A”) and, in the case of sales in Canada, pursuant to an exemption available under applicable Canadian securities laws, as provided in the Purchase Agreement and shall be issued in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the Global Securities Legend, the Restricted Securities Legend and the Canadian Restricted Securities Legend set forth in Section 2.14 (each, a “Global Security”). Any Global Security shall be deposited on behalf of the purchasers of the Notes and the Guarantees represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary, duly executed by the Issuer and the Guarantors and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.
     (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to a Global Security deposited with or on behalf of the Depositary. The Global Securities initially shall:
          (i) be registered in the name of DTC (or a nominee thereof), as the initial Depositary;
          (ii) be delivered to the Trustee as custodian for DTC; and
          (iii) bear the Restricted Securities Legend set forth in Section 2.14(a)(i);
          (iv) bear the Canadian Restricted Securities Legend set forth in Section 2.14(a)(iii); and
          (v) bear the Global Securities Legend set forth in Section 2.14(b).
          Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Issuer, any Guarantor, the Trustee and any agent of the Issuer, any Guarantor or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Issuer, any Guarantor, the Trustee or any agent of the Issuer, any Guarantor or Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.
     (c) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a holder is entitled to take under this Indenture or the Notes.
     (d) A Global Security may not be transferred, in whole or in part, to any person other than the Depositary (or a nominee thereof), and no such transfer to any such other person may be registered. Beneficial interests in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.05 hereof.
     (e) Notwithstanding any other provisions of this Indenture or the Notes, a Global Security shall not be exchanged in whole or in part for a Note registered in the name of any person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Notes registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and, in each case, a successor Depositary is not appointed by the Issuer within 90 days; (ii) to the extent permitted by the Depositary, the Issuer determines at any time that the Notes shall no longer be represented by Global Securities and shall inform such Depositary of such determination and participants in such Depository elect to withdraw their beneficial interests in the Global Securities from such Depository, following notification by the Depository of their right to do so; or (iii) an Event of Default has occurred and is continuing and the Depositary so requests. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) or (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Note issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Note so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall be a Certificated Note.
          Upon the occurrence of (i), (ii) or (iii) above, the Depositary shall surrender such Global Security or Global Securities to the Trustee for cancellation and the Issuer and the Guarantors shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Issuer Order for the authentication and delivery of Notes, shall authenticate and deliver in exchange for such Global Security or Global Securities, Certificated Notes of like tenor as that of the Global Securities in an aggregate principal amount equal to the aggregate principal amount of such Global Security or Global Securities. Such Certificated Notes shall be registered in such names as the Depositary shall identify in writing as the beneficial owners of the Notes represented by such Global Security or Global Securities (or any nominees thereof).
          Notwithstanding the foregoing, in connection with any such surrender and subsequent exchange pursuant to Section 2.05 hereof, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred.
     (f) Guarantee by the Guarantors; Form of Guarantee. (i) Each Guarantor by its execution of this Indenture hereby agrees with each Holder of a Note of each series authenticated and delivered by the Trustee and with the Trustee on behalf of each such Holder, to be unconditionally bound by the terms and provisions of the Guarantees set forth below and authorizes the Trustee to confirm such Guarantees to the Holder of each such Note by its execution and delivery of each such Note, with such Guarantees endorsed thereon, authenticated and delivered by the Trustee. Guarantees to be endorsed on the Notes shall, subject to this Section 2.01 be in substantially the form set forth below:
GUARANTEE
OF
[GUARANTOR]
     For value received, [Guarantor] (the “Guarantor”) hereby fully and unconditionally guarantees, jointly and severally, to the Holder of the Note upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the principal of, premium, if any, interest, Additional Interest, if any, and Defaulted Interest, if any, on such Note when and as the same shall become due and payable, whether on April 15, 201[2][4] (the “Maturity Date”), by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the indenture dated as of March 28, 2007 among Nortel

Networks Corporation, as Issuer (together with any successor person under the Indenture, the “Issuer”), Nortel Networks Limited and Nortel Networks Inc., as guarantors, and The Bank of New York, as trustee (the “Indenture”). In case of the failure of the Issuer to punctually make any such payment of principal, premium, if any, interest, Additional Interest, if any, or Defaulted Interest, if any, the Guarantor, for so long as this Guarantee shall be in effect, hereby agrees to cause any such payment to be made to or to the order of the Trustee punctually when and as the same shall become due and payable, whether on the Maturity Date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.
     The Guarantor hereby agrees that its obligations hereunder shall be as if it were the principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Note or the Indenture, any failure to enforce the provisions of such Note or the Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of such Note or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Note or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Note and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, interest, Additional Interest, if any, and Defaulted Interest, if any, on such Note or as otherwise described in Section 2.01(g) of the Indenture.
     This Guarantee shall be automatically and unconditionally released on the terms set forth in Section 2.01(g) of the Indenture.
     The Guarantor shall be subrogated to all rights of the Holder of such Note and the Trustee against the Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, interest and Additional Interest, if any, on all Notes shall have been paid in full.
     The Guarantor hereby agrees that its obligations hereunder shall be direct, unconditioned and unsubordinated. The Holder of a guaranteed Note will be entitled to payment under this Guarantee without taking any action whatsoever against the Issuer.
     No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the Guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, interest, Additional Interest, if any, or Defaulted Interest, if any, on the Note upon which this Guarantee is endorsed.
     This Guarantee shall not be valid or obligatory for any purpose with respect to any Note until the certificate of authentication of such Note shall have been manually executed by or on behalf of the Trustee under the Indenture.

     All capitalized terms used but not defined in this Guarantee shall have the meanings assigned to them in the Indenture.
     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
     Executed and dated the date on the face hereof.

[GUARANTOR]

By
Name:
Title:
(g)	Release of Guarantee.

(i)	The Guarantee of each Guarantor shall be released automatically with respect to any series of Notes upon discharge or defeasance of such series of Notes as provided below under Article Eight or Article Eleven of this Indenture.

(ii)	The Guarantee of NNI will be automatically and unconditionally released and NNI shall be relieved of any obligations under its Guarantee with respect to any series of Notes upon the occurrence, and during the continuance, of a Suspension Period with respect to such series of Notes. At such time as NNI’s Guarantee is released with respect to any series of Notes, NNI will no longer be considered a “Guarantor” of such series of Notes. Within 15 Business Days of the occurrence of a Reversion Date with respect to such series of Notes, NNI will enter into a supplemental indenture in order to provide a Guarantee of such series of Notes on the terms set forth herein.

(iii)	The Trustee shall promptly execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of a Guarantor from its obligations under its Guarantee in accordance with this clause (g); provided that the Trustee shall not be obligated to execute or deliver any document evidencing the release of a Guarantee pursuant this Section 2.01(g) unless the Issuer has delivered an Officers’ Certificate or an Opinion of Counsel to the effect that such release is in accordance with the provisions of this Indenture.
     (h) Execution and Authentication. Any two Authorized Officers of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature. Any two Authorized Officers of NNL and any Authorized Officer of NNI shall sign the Guarantee for each Guarantor by manual or facsimile signature.
     If an Authorized Officer whose signature is on a Note or the Guarantee endorsed thereon no longer holds that office at the time the Note is authenticated, the Note and the Guarantee shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
     Upon an Issuer Order, the Trustee shall authenticate 2012 Notes for original issue up to an aggregate principal amount of $575,000,000 and 2014 Notes for original issue up to an aggregate principal amount of $575,000,000 to the Initial Purchasers.
     The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 or any integral multiple thereof.
     The Trustee may appoint an authenticating agent acceptable to the Issuer and the Guarantors, to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.
SECTION 2.02. Registrar, Paying Agent and Conversion Agent.
     The Issuer shall maintain or cause to be maintained in the borough of Manhattan, the City and State of New York, which may be a Corporate Trust Office, an office or agency where: (i) securities may be presented for registration of transfer or for exchange (“Registrar”); (ii) Notes may be presented for payment (“Paying Agent”); (iii) Notes may be presented for conversion (the “Conversion Agent”); and (iv) notices and demands to or upon the Issuer or the Guarantors, as the case may be, in respect of Notes, the Guarantees and this Indenture may be served by the holders of the Notes. The Registrar shall keep at the office or agency of the Registrar in the borough of Manhattan a Register (each, a “Register”) of each series of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional Conversion Agent. The Issuer may change any Paying Agent, Registrar, Conversion Agent or co-registrar without prior notice. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar. If the Issuer fails to appoint or maintain another entity as Registrar, or Paying Agent or Conversion Agent, the Trustee shall act as such, and the Trustee shall initially act as such.
SECTION 2.03. Money for Notes Payments to be Held in Trust.
     (a) If the Issuer, NNL or NNI shall at any time act as its own Paying Agent with respect to any payment on the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest (including Additional Interest, if any) on the Notes, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest (including Additional Interest, if any) so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

     (b) Whenever the Issuer shall have one or more Paying Agents with respect to the Notes, it will, prior to each due date of the principal of (and premium, if any) or interest (including Additional Interest, if any) on the Notes (but no later than 10:00 a.m., New York City time on such due date), deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest (including Additional Interest, if any) so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.
     (c) The Issuer will cause each Paying Agent, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
          (i) hold all sums held by it for the payment of the principal of (and premium, if any) or interest (including Additional Interest, if any) on the Notes in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as herein provided;
          (ii) give the Trustee notice of any Default by the Issuer or a Guarantor in the making of any payment of principal of (and premium, if any) or interest (including Additional Interest, if any) on the Notes or Guarantees endorsed thereon; and
          (iii) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     (d) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     (e) Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer or the Guarantors, in trust for the payment of the principal of (and premium, if any) or interest (including Additional Interest, if any) on the Notes and remaining unclaimed for two years after such principal (and premium, if any) or interest (including Additional Interest, if any) has become due and payable shall be paid to the Issuer or Guarantors on Issuer Request or Guarantors Request, as the case may be, or (if then held by the Issuer or Guarantors) shall be discharged from such trust; and the holder of Notes shall thereafter, as an unsecured general creditor, look only to the Issuer or Guarantors, as the case may be, for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer or Guarantors, as the case may be, as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer or Guarantors, as the case may be, cause to be published once, in an Authorized Newspaper of general circulation in the borough of Manhattan, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Issuer or Guarantors, as the case may be.
SECTION 2.04. Holder Lists.
     The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of each series of Notes and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each Interest Payment Date, and as the Trustee may request in writing within fifteen (15) days after receipt by the Issuer of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders of Notes.
SECTION 2.05. Transfer and Exchange.
     (a) Upon surrender for registration of transfer or exchange of any Notes of any series to the Registrar or a co-registrar, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series of any authorized denomination or denominations, of like tenor and aggregate principal amount and having endorsed thereon the Guarantees executed by the applicable Guarantor(s). Every Note presented or surrendered for registration of transfer or for exchange shall (i) be accompanied by a completed “Assignment Form” substantially as set forth on such Note and (ii) (if so required by the Issuer, any Guarantor, the Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer, any Guarantor, the Registrar and the Trustee, and duly executed, by the holder thereof or his attorney duly authorized in writing. No service charge shall be made to a holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable upon transfers or exchanges pursuant to Sections 2.09, 3.08, 9.04 or 12.02.
     The Issuer or the Registrar shall not be required (i) to issue, register the transfer or exchange of Notes of a series during a period beginning at the opening of business fifteen (15) days before the day of the mailing of the notice of redemption with respect to such series under Section 3.02 and ending at the close of business on the day of such mailing, (ii) to register the transfer or exchange of any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (iii) to register the transfer of any Notes surrendered for repurchase pursuant to Section 4.06.
     All Notes issued upon any transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
     (b) Notwithstanding any other provision of this Section 2.05, unless and until it is exchanged in whole or in part for a Certificated Note, a Global Security representing all or a portion of the Notes of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.
     In the event that a Global Security is exchanged for Certificated Notes pursuant to Section 2.01(e) or Section 2.09 prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such exchange may occur, and such Notes may be further exchanged or transferred, only upon receipt by the Registrar of (1) such Global Security or such Certificated Notes, duly endorsed as provided herein, as applicable, (2) instructions from the holder directing the Trustee to authenticate and deliver one or more Certificated Notes in definitive form of the same aggregate principal amount as the Global Security or the Notes in definitive form (or portion thereof), as applicable, to be transferred, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Certificated Notes to be so issued and appropriate delivery instructions, and (3) such certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Issuer may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (including the certification requirements intended to ensure that such transfers comply with Rule 144A, as the case may be).
     (c) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Notes are issued upon the registration of transfer, exchange or replacement of Notes bearing a Restricted Securities Legend, or if a request is made to remove such a Restrictive Securities Legend from Notes, the Notes so issued shall bear the Restricted Securities Legend, or a Restricted Securities Legend shall not be removed, as the case may be, other than as set forth in Section 2.14.
     (d) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
     (e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary’s participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     (f) Each holder of a Note will be deemed to have represented and agreed for the benefit of the Issuer that it will not transfer such Note, or the Common Shares issuable upon conversion of such Note, into or in Canada, including through the facilities of a Canadian stock exchange, for a period of four months and one day following the Issue Date except pursuant to an available exemption from the prospectus requirements of applicable Canadian securities laws. Any transfer of Notes or Common Shares issuable upon conversion of such Notes into or in Canada shall be made in compliance with applicable Canadian securities laws.

SECTION 2.06. Replacement Notes.
     If the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, in the absence of notice to the Issuer, the Guarantors or the Trustee that such Notes have been acquired by a protected purchaser the Issuer shall issue, the Guarantors shall endorse and the Trustee shall authenticate a replacement Note if the Issuer’s and the Guarantors’ requirements are met. If required by the Trustee, the Issuer or Guarantors as a condition of receiving a replacement Note, the holder of a Note must provide a certificate of loss and an indemnity and/or an indemnity bond sufficient, in the judgment of the Issuer, the Guarantors and the Trustee, to fully protect the Issuer, the Guarantors, the Trustee, any Agent and any authenticating agent from any loss, liability, cost or expense which any of them may suffer or incur if the Note is replaced. The Issuer, the Guarantors and the Trustee may charge the relevant holder for their expenses in replacing any Note.
     The Trustee or any authenticating agent may authenticate any such substituted Note, and deliver the same upon the receipt of such security or indemnity as the Trustee, the Issuer, the Guarantors and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Note, the Issuer and the Guarantors may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature, has been called for redemption pursuant to Article 3, has been submitted for repurchase pursuant to Section 4.06 or is about to be converted into Common Shares pursuant to Article 12, shall become mutilated or be destroyed, lost or stolen, the Issuer and the Guarantors may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Issuer and the Guarantors, to the Trustee and, if applicable, to the authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Issuer, the Guarantors, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Note and of the ownership thereof.
     Every replacement Note (including the related Guarantee) is an additional obligation of the Issuer and the Guarantors and shall be entitled to all the benefits provided under this Indenture equally and proportionately with all other Notes duly issued, authenticated and delivered hereunder.
SECTION 2.07. Outstanding Notes.
     The Notes outstanding at any time are all the Notes properly authenticated by the Trustee except for those canceled by the Trustee, those delivered to it for cancellation, and those described in this Section as not outstanding.
     If a Note is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

     If Notes are considered paid under Section 4.01 or converted under Article 12, they cease to be outstanding and interest (and Additional Interest, if any) on them ceases to accrue.
     Subject to Section 2.08 hereof, a Note does not cease to be outstanding because the Issuer, any Guarantor or an Affiliate of the Issuer or any Guarantor holds the Note.
SECTION 2.08. When Treasury Notes Disregarded.
     In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, a Guarantor or an Affiliate of the Issuer or a Guarantor shall be considered as though they are not outstanding except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded; Notes so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Notes, and that the pledgee is not the Issuer or a Guarantor or any Affiliate of the Issuer or a Guarantor.
SECTION 2.09. Temporary Notes.
     (a) Until definitive Notes are ready for delivery, the Issuer may prepare, and the Guarantors shall endorse and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer and the Guarantors consider appropriate for temporary Notes and shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare, the Guarantors shall endorse and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
     (b) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of Certificated Notes in definitive form only if such transfer complies with Section 2.05 and this Section 2.09.
     (c) Any Global Security or interest thereon that is transferable to the beneficial owners thereof in the form of Certificated Notes in definitive form shall, if held by the Depository, be surrendered by the Depositary to the Trustee, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Notes of authorized denominations in the form of Certificated Notes in definitive form. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Notes in the form of Certificated Notes in definitive form delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.14, bear the Restricted Securities Legend and the Canadian Restricted Securities Legend.
     (d) Prior to any transfer pursuant to Section 2.09(b), the registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

SECTION 2.10. Cancellation.
     The Issuer or the Guarantors at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else may cancel Notes surrendered for registration of transfer, exchange, payment, replacement, conversion, redemption, repurchase or cancellation. Upon written instructions of the Issuer, the Trustee shall destroy and dispose of canceled Notes in accordance with its customary practices in effect from time to time. The Issuer may not issue new Notes to replace Notes that it has paid or redeemed or that have been delivered to the Trustee for cancellation or that any holder has (i) converted pursuant to Article 12 hereof, (ii) submitted for redemption pursuant to Article 3 hereof or (iii) submitted for repurchase pursuant to Section 4.06 hereof (unless revoked).
SECTION 2.11. Defaulted Interest.
     If the Issuer (and the Guarantors) fail to make a payment of interest on the Notes, it (and the Guarantors) shall pay such defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest (collectively, the “Defaulted Interest”). It may pay such defaulted interest, plus any such interest payable on it, to the persons who are holders of Notes on a subsequent special record date. The Issuer shall fix any such record date and payment date, and the Issuer shall provide written notice of such record date and payment date to the Trustee. At least 10 days before any such record date, the Trustee shall mail to holders of the Notes a notice that states the record date, payment date and amount of such interest to be paid.
SECTION 2.12. CUSIP Number.
     The Issuer in issuing the Notes may use a “CUSIP” number, and if so, such CUSIP number shall be included in notices of redemption, repurchase or exchange as a convenience to holders of Notes; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee of any change in the CUSIP number.
SECTION 2.13. Judgment.
     Any payment in respect of principal of (and premium, if any) and interest (and Additional Interest, if any) otherwise due on Notes made in Canadian currency by the Issuer or the Guarantors to any holder of Notes (the “Payee”) pursuant to a judgment or order of a court or tribunal in Canada shall constitute a discharge of the Issuer only to the extent of the amount of U.S. Dollars on such Notes (the “Purchased Amount”) that the Payee, on the date of such payment in Canadian currency, would be able to purchase with the amount so paid based on the noon buying rate for U.S. Dollars for wire transfers quoted on the date of payment or, if such date if not a business day in Toronto, Canada, on the next business day in Toronto, Canada. If the amount otherwise due to the Payee (the “Amount Due”) is greater or less than the Purchased Amount, the Issuer shall indemnify and hold harmless the Payee to the extent that the Amount Due exceeds the Purchased Amount and the Issuer may retain the amount, if any, by which the Amount Due is less than the Purchased Amount. This indemnity shall constitute a separate and independent obligation from the other obligations contained in this Indenture and shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of amounts due under the Notes or any judgment or order.
SECTION 2.14. Legends; Restricted Securities Legends.
     (a) Each Note issued hereunder shall, upon issuance, bear the legend set forth in Section 2.14(a)(i) (the “Restricted Securities Legend”) and such legend shall not be removed except as provided in Section 2.14(a)(iv). Each Note issued hereunder shall, upon issuance, bear the legend set forth in Section 2.14(a)(iii) (the “Canadian Restricted Securities Legend”) and such legend shall not be removed except as provided in Section 2.14(a)(iii). Each Note that bears or is required to bear the Restricted Securities Legend and/or the Canadian Restricted Securities Legend (together with any Common Shares issued upon conversion of the Notes and required to bear the Restricted Securities Legend set forth in Section 2.14(a)(ii) (the “Restricted Common Share Legend”) and/or the Canadian Restricted Securities Legend set forth in Section 2.14(a)(iii), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.14(a), and the holder of each such Restricted Security, by such holder’s acceptance thereof, shall be deemed to have agreed to be bound by all such restrictions on transfer.
     As used in this Section 2.14(a), the term “Transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
          (i) Restricted Securities Legend for Notes. Except as provided in Section 2.14(a)(iv), until the expiration of the holding period applicable to sales of the Notes under Rule 144(k) under the Securities Act (or any successor provision) as evidenced by a certificate to such effect from the Issuer to the Trustee, any Note (and all securities issued in exchange therefor or substitution thereof, other than Common Shares, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.14(a)(ii), if applicable) shall bear a Restricted Securities Legend in substantially the following form:
     THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NONE OF THIS SECURITY (AND RELATED GUARANTEES), THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY AND ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY (AND RELATED GUARANTEES), BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE

HEREOF AND THE LAST DATE ON WHICH THE ISSUER, ANY GUARANTOR OR ANY AFFILIATE OF THE ISSUER OR ANY GUARANTOR WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY GUARANTOR, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S, ANY GUARANTOR’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
          (ii) Restricted Securities Legend for Common Shares issued upon conversion of any Note. Except as provided in Section 2.03(a)(iv), until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) as evidenced by a certificate to such effect from the Issuer to the Trustee, any share certificate representing Common Shares issued upon conversion of such Note shall bear a Restricted Common Share Legend in substantially the following form:
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS

GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
          (iii) Canadian Restricted Securities Legend for Notes Common Shares Issued upon Conversion of any Note. Except as provided in this Section 2.14(a)(iii), until July 29, 2007, each Note (and all securities issued in exchange therefor or substitution thereof, other than Common Shares, if any, issued upon conversion thereof) and any share certificate representing Common Shares issued upon conversion of such Note shall bear a Canadian Restricted Securities Legend in substantially the following form:
     UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY IN CANADA BEFORE JULY 29, 2007.
     Notwithstanding the foregoing, the Canadian Restricted Securities Legend may be removed if there is delivered to the Issuer such satisfactory evidence, as may be reasonably required by the Issuer, that neither the Canadian Restricted Securities Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with applicable Canadian securities laws. Upon provision to the Issuer and the Guarantors of such satisfactory evidence, the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver Notes (including the related Guarantee) that do not bear the Canadian Restricted Securities Legend.
          (iv) Each Note shall bear the Restricted Securities Legend set forth in Section 2.14(a)(i) and each Common Share issued upon conversion of such Note shall bear the Restricted Common Share Legend set forth in Section 2.03(a)(ii), in each case, until the earlier of:
               (A) the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) as evidenced by a certificate to such effect from the Issuer to the Trustee;
               (B) such Note or Common Share has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and that was effective at the time of such sale); or
               (C) in the case of any such Common Share, such Common Share has been issued upon conversion of any Note that has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and that was effective at the time of such sale).
     The holder must give notice of the occurrence of any event described in clause (A), (B) or (C) above to the Trustee and any transfer agent for the Common Shares, as applicable.

     Notwithstanding the foregoing, the Restricted Securities Legend or Restricted Common Share Legend, as the case may be, may be removed if there is delivered to the Issuer such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel, as may be reasonably required by the Issuer, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Notes are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon provision to the Issuer and the Guarantors of such satisfactory evidence, the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver Notes (including the related Guarantee) that do not bear the legend. The Issuer shall not otherwise be entitled to require the delivery of a legal opinion in connection with any transfer or exchange of Securities
     If the Restricted Securities Legend has been removed from a Note or Common Share, as the case may be, as provided above, no other Note or Common Share issued in exchange for all or any part of such Note or Common Share shall bear such legend, unless the Issuer has reasonable cause to believe that such other Note or Common Share is a “restricted security” within the meaning of Rule 144 and instructs the Trustee in writing to cause a Restricted Securities Legend or Restricted Common Share Legend to appear thereon.
     Any Note (or security issued in exchange or substitution thereof) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.14(a)(i) as set forth therein have been satisfied may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of Section 2.05 hereof, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend required by Section 2.14(a)(i).
          (v) Any Common Share issued upon conversion of a Note as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Common Share Legend set forth in Section 2.14(a)(ii) or the Canadian Restricted Securities Legend set forth in Section 2.14(a)(iii), as the case may be, have been satisfied may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like aggregate number of Common Shares, which shall not bear the Restricted Securities Legend required by Section 2.14(a)(ii) or the Canadian Restricted Securities Legend required by Section 2.14(a)(iii), as applicable.
     (b) Each Global Security shall also bear the following legend on the face thereof:
     THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE ISSUER, ANY GUARANTOR, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

ARTICLE 3
REDEMPTION
SECTION 3.01. Optional Redemption.
     (a) On or after April 15, 2011, the Issuer may, at its option, redeem the 2012 Notes, in whole or from time to time in part, in cash at a repurchase price equal to 100.35% of the principal amount of the 2012 Notes so redeemed, plus accrued and unpaid interest and Additional Interest, if any, up to but excluding the applicable Redemption Date.
     (b) On or after April 15, 2013, the Issuer may, at its option, redeem the 2014 Notes, in whole or from time to time in part, in cash at a repurchase price equal to 100.30% of the principal amount of the 2014 Notes so redeemed, plus accrued and unpaid interest and Additional Interest, if any, up to but excluding the applicable Redemption Date.
SECTION 3.02. Notices to Trustee.
     If the Issuer elects to redeem Notes of any series pursuant to Section 3.01 (the “Optional Redemption”), it shall notify the Trustee in writing at least 45 days before a Redemption Date (unless a shorter period shall be agreed upon in writing by the Trustee) of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the series and principal amount of Notes (if less than all) to be redeemed, (iv) the Redemption Price, (v) the place where such Notes are to be surrendered and (vi) the CUSIP number of the Notes being redeemed. In case the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.03 relating to changes in Canadian withholding taxes (the “Change in Tax Redemption”), the Issuer shall similarly notify the Trustee in writing at least 20 days but not more than 60 days before a Redemption Date and in addition furnish to the Trustee an Opinion of Counsel and an Officers’ Certificate attesting to such change or amendment of Canadian withholding taxes.
SECTION 3.03. Redemption for Changes in Canadian Withholding Taxes.
     The Issuer may redeem the Notes in whole, but not in part, at its option at any time in cash at a repurchase price equal to 100% of the aggregate principal amount, together with accrued and unpaid interest and Additional Interest, if any, to the Redemption Date and all Additional Amounts then due or becoming due with respect to the Notes on the Redemption Date, in the event the Issuer or NNL (or either of their successors) is, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amount as a result of a change or amendment in the laws or treaties (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein) or any change in or new or different position regarding the application, interpretation or administration of such laws, treaties or regulations of the Canada Revenue Agency or another applicable taxing authority of Canada (or any political subdivision thereof or therein) (including a holding, judgment or order by a court of competent jurisdiction) or any proposed change in law that if enacted would be retroactive to a date prior to the Redemption Date, which change is announced or becomes effective on or after March 22, 2007; provided that the Issuer or NNL (or either of their successors) (a) delivers to the Trustee an

Opinion of Counsel and an Officers’ Certificate attesting to such change or amendment and (b) determines, in its business judgment, that such obligation cannot be avoided by the use of reasonable measures available to it.
SECTION 3.04. Selection of Notes To Be Redeemed.
     If less than all the Notes of a series are to be redeemed, the Trustee shall select the Notes of such series to be redeemed by a method that complies with the requirements of the Applicable Securities Exchange (which requirements shall be provided or caused to be provided by the Issuer to the Trustee), if any, on which the Notes are listed or quoted or, if the Notes are not so listed, on a pro rata basis by lot or by any other method that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 45 days before the Redemption Date from Notes of such series outstanding and not previously called for redemption. The Trustee may select for redemption a portion of the principal of any Notes of such series that have a denomination larger than $1,000. Notes and portions thereof will be redeemed in the amount of $1,000 or integral multiples of $1,000.
     Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be called for redemption.
     If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as may be deemed) to be the portion to be selected for redemption. The Notes (or portion thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Notes, the Issuer and the Trustee may treat as outstanding any Notes surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.
SECTION 3.05. Notice of Redemption.
     At least 20 days but not more than 60 days before a Redemption Date of an Optional Redemption or a Change in Tax Redemption, the Issuer shall mail by first class mail a notice of redemption to each holder whose Notes are to be redeemed, at such holder’s address shown on the Register maintained by the Registrar.
     The notice shall identify the Notes to be redeemed and shall state:
          (1) the Redemption Date;
          (2) the Redemption Price;
          (3) the series of Notes being called for redemption;
          (4) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes of the same series in principal amount equal to the unredeemed portion will be issued in the name of the holder thereof;
          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
          (6) that interest and Additional Interest, if applicable, on Notes called for redemption and for which funds have been set apart for payment, ceases to accrue on and after the Redemption Date (unless the Issuer and the Guarantors default in the payment of the Redemption Price);
          (7) the Section of this Article III pursuant to which the Notes called for redemption are being redeemed;
          (8) the aggregate principal amount of Notes of the relevant series (if less than all) that are being redeemed;
          (9) the CUSIP number of the Notes (provided that the disclaimer permitted by Section 2.12 may be made);
          (10) the name and address of the Paying Agent;
          (11) that Notes called for redemption may be converted at any time prior to the close of business on the last Trading Day immediately preceding the Redemption Date and if not converted prior to the close of business on such date, the right of conversion will be lost; and
          (12) that in the case of Notes or portions thereof called for redemption on a date that is also an Interest Payment Date, the interest payment and Additional Interest, if any, due on such date shall be paid to the person in whose name the Note is registered at the close of business on the relevant Regular Record Date.
     The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any Note.
     At the Issuer’s request, the Trustee shall give notice of redemption in the Issuer’s name and at its expense.
SECTION 3.06. Effect of Notice of Redemption.
     Once notice of redemption is mailed, Notes of any series called for redemption become due and payable on the Redemption Date at the Redemption Price set forth in Section 3.01.
SECTION 3.07. Deposit of Redemption Price.
     On or before the Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.03) money sufficient to pay the Redemption Price of and accrued interest (including Additional Interest, if any) on all Notes to be redeemed on that date, provided, however, that any funds deposited on the Redemption Date shall be deposited by the Issuer no later than 10:00 a.m., New York City time on such Redemption Date. The Trustee or the Paying Agent shall promptly return to the Issuer any money not required for that purpose.
     On and after the Redemption Date, unless the Issuer and the Guarantors shall default in the payment of the Redemption Price, interest and Additional Interest, if applicable, will cease to accrue on the principal amount of the Notes or portions thereof called for redemption and for which funds have been set apart for payment and such Notes, or portions thereof, shall cease after the close of business on the Trading Day immediately preceding the Redemption Date to be convertible into Common Shares and, except as provided in this Section 3.07, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes, or portions thereof, except the right to receive the Redemption Price thereof and unpaid interest and Additional Interest, if any, to (but excluding) the Redemption Date. In the case of Notes or portions thereof redeemed on a Redemption Date which is also an Interest Payment Date, the interest payment and Additional Interest, if any, due on such date shall be paid to the person in whose name the Note is registered at the close of business on the relevant Regular Record Date.
SECTION 3.08. Notes Redeemed in Part.
     Upon surrender of a Note that is redeemed in part only, the Issuer shall issue, the Guarantors shall endorse and the Trustee shall authenticate and deliver to the holder of a Note a new Note of the same series equal in principal amount to the unredeemed portion of the Note surrendered, at the expense of the Issuer, except as specified in Section 2.05.
SECTION 3.09. Conversion Arrangement on Call for Redemption.
     In connection with any redemption of Notes, the Issuer at its option may arrange for the purchase and conversion of any Notes by an arrangement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the holders, on or before the date fixed for redemption, an amount not less than the applicable Redemption Price, together with interest and Additional Interest, if any, accrued to the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Issuer to pay the Redemption Price of such Notes, together with interest and Additional Interest, if any, accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by the purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the holders thereof may, at the option of the Issuer, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 12) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the written direction of the Issuer, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Issuer for the redemption of Notes.

Without the Trustee’s prior written consent, no arrangement between the Issuer and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Issuer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Issuer and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.
ARTICLE 4
COVENANTS
SECTION 4.01. Payment of Notes.
     The Issuer shall pay the principal of and interest (including Additional Interest, if any) on the Notes on the dates and in the manner provided in the Notes. Principal, interest (including Additional Interest, if any), the Redemption Price and Change of Control Payments shall be considered paid on the date due if the Trustee or Paying Agent (other than the Issuer or a Subsidiary of the Issuer) holds on that date immediately available funds designated for and sufficient to pay all principal, interest (including Additional Interest, if any), the Redemption Price then due or the Change of Control Payment then due.
     To the extent lawful, the Issuer shall pay interest (including post-petition interest in any proceeding under any bankruptcy, insolvency or other similar applicable law) on (i) overdue principal, at the rate borne by Notes; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate.
SECTION 4.02. Reports.
(a) The Issuer will:
(i)	file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of these Sections, the Issuer will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(ii)	file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance thereby with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)	notify the Trustee when Notes of any series are listed on any stock exchange.
(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
SECTION 4.03. Compliance Certificate.
     The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, an Officers’ Certificate stating whether the signers know of any Event of Default that occurred during the fiscal year. If any Event of Default shall have occurred, the applicable certificate shall describe the nature of the Event of Default and its current status. The certificate shall be in a form in compliance with the TIA.
SECTION 4.04. Maintenance of Office or Agency.
     The Issuer shall maintain or cause to be maintained the office or agency required under Section 2.02. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not maintained by the Trustee. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands with respect to the Notes may be made or served at the Corporate Trust Office of the Trustee.
     The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation; provided however, that no such designation shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the borough of Manhattan. The Issuer will give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.
SECTION 4.05. Reserved.
SECTION 4.06. Offer to Repurchase Upon a Change of Control.
     Following a Change of Control (the date of each such occurrence being the “Change of Control Date”), the Issuer shall notify the holders of Notes in writing of such occurrence and shall make an offer (the “Change of Control Offer”) to repurchase all Notes then outstanding at a repurchase price equal to 100% of the aggregate principal amount thereof (the “Change of Control Payment”), plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the Change of Control Payment Date (as defined below).

     Notice of a Change of Control (the “Issuer Notice”) shall be mailed by or at the direction and expense of the Issuer through the Trustee to the holders of Notes as shown on the Register of such holders maintained by the Registrar not more than 30 days after the applicable Change of Control Date at the addresses as shown on the Register of holders maintained by the Registrar, with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open until a specified date (the “Change of Control Offer Termination Date”) which is at least 20 Business Days from the date such Issuer Notice is mailed. During the period specified in such notice, holders of Notes of any series may elect to tender their Notes in whole or in part in integral multiples of $1,000. Payment shall be made by the Issuer in the manner elected by the Issuer pursuant to Section 4.06(b) in respect of Notes properly tendered pursuant to this Section on a specified Business Day (the “Change of Control Payment Date”) which shall be no earlier than 20 Business Days and no later than 35 Business Days after the date of the Issuer Notice.
     The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:
          (1) that a Change of Control Offer is being made pursuant to this Section 4.06 and that all Notes will be accepted for payment;
          (2) the event, transaction or transactions that constitute the Change of Control;
          (3) the Change of Control Payment for each Note, the Change of Control Offer Termination Date and the Change of Control Payment Date;
          (4) the Conversion Rate applicable to the Notes of each series and any adjustments to such Conversion Rate;
          (5) that a Note subject to the Change of Control Offer may be converted only if the holder of such Note declines the Change of Control Offer or has withdrawn its acceptance of the Change of Control Offer in accordance with the terms of such Change of Control Offer and the provisions of this Indenture;
          (6) that any Note not accepted for payment will continue to accrue interest and Additional Interest, if applicable, in accordance with the terms thereof;
          (7) that, unless the Issuer and the Guarantors default on making the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if applicable, on the Change of Control Payment Date and no further interest or Additional Interest shall accrue on or after such date;
          (8) the name and address of the Paying Agent and Conversion Agent;
          (9) that holders electing to have Notes repurchased pursuant to a Change of Control Offer will be required to surrender their Notes, if in certificated form, together with any necessary endorsements, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time on the Change of Control Offer Termination Date and must complete any form letter of transmittal proposed by the Issuer and acceptable to the Trustee and the Paying Agent (a “Purchase Notice”);

          (10) that holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Offer Termination Date, a facsimile transmission or letter setting forth the name of the holder, the series and principal amount of Notes the holder delivered for repurchase, the Note certificate number (if any) and a statement that such holder is withdrawing his election to have such Notes purchased;
          (11) that holders whose Notes of any series are repurchased only in part will be issued Notes of such series equal in principal amount to the unpurchased portion of the Notes surrendered;
          (12) the instructions that holders must follow in order to tender their Notes; and
          (13) that in the case of a Change of Control Offer Termination Date that is also an Interest Payment Date, the interest payment and Additional Interest, if any, due on such date shall be paid to the person in whose name the Note is registered at the close of business on the relevant Change of Control Offer Termination Date.
     To accept a Change of Control Offer, a holder of Notes subject to such Change of Control Offer must deliver a written notice so as to be received by the Paying Agent no later than 5:00 pm, New York City Time on the Change of Control Offer Termination Date. The required notice must state:
          (1) the series of the Notes to be delivered by the holder for repurchase;
          (2) the certificate numbers of the Notes to be delivered by the holder for repurchase, if applicable;
          (3) the portion of the principal amount of Notes to be repurchased, which portion must be an integral multiple of $1,000; and
          (4) that the holder accepts the Change of Control Offer pursuant to the terms of such Change of Control Offer and the provisions of this Indenture.
     A holder may withdraw any acceptance of the Change of Control Offer by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date. Such notice of withdrawal must state:
          (1) the series of Notes being withdrawn;
          (2) the principal amount of Notes being withdrawn, which must be an integral multiple of $1,000;
          (3) the certificate numbers of the Notes being withdrawn, if applicable; and
          (4) the principal amount, if any, of the Notes that remain subject to acceptance of the Change of Control Offer.

     On the Business Day following the Change of Control Offer Termination Date the Issuer shall, to the extent lawful, (i) accept for payment all Notes or portions thereof that have been properly tendered (and not properly withdrawn) pursuant to the Change of Control Offer, (ii) by 10:00 a.m., New York City time, deposit with the Paying Agent, an amount in U.S. legal tender (“cash”) sufficient to pay the Change of Control Payment with respect to all Notes or portions thereof so tendered and accepted, and an amount in cash equal to accrued and unpaid interest and Additional Interest, if any, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate setting forth the aggregate principal amount of Notes or portions thereof tendered to and accepted for payment by the Issuer. On the Change of Control Payment Date, the Paying Agent shall mail or deliver (or cause to be transferred by book entry) to the holders of Notes so accepted, the Change of Control Payment, and the Trustee shall promptly authenticate and mail or cause to be transferred by book entry to such holders a new Note of the same series equal in principal amount to any unpurchased portion of the Note surrendered, if any; provided that such new Notes will be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed or delivered by the Issuer to the holder thereof.
     Immediately after the Change of Control Payment Date, (i) each properly tendered Note accepted for purchase in such Change of Control Offer will cease to be outstanding, (ii) interest will cease to accrue on each properly tendered Note, and (iii) all other rights of the holder of a properly tendered Note will terminate, other than the right to receive the Change of Control Payment upon delivery of such Note, in each case, regardless of whether or not book-entry transfer of the Note has been made or the Note has been delivered to the Paying Agent.
     In the case of any reclassification, change, amalgamation, consolidation, merger, combination or sale or conveyance to which Section 12.06 applies, in which the Common Shares of the Issuer are changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash) which includes Common Shares or common shares of another person, then the person formed by such amalgamation, or consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of Notes to cause the Issuer to repurchase Notes following a Change of Control, including the applicable provisions of this Section 4.06 and the definition of Change of Control, as determined in good faith by the Issuer (which determination shall be conclusive and binding), to make such provision apply to such common shares and the issuer thereof if different from the Issuer and Common Shares (in lieu of the Issuer and the Common Shares of the Issuer).
     Each Change of Control Offer shall be made by the Issuer in compliance with Rule 14e-4 and Rule 13e-4 and all other applicable provisions of the Exchange Act and, with respect to Canadian holders, Canadian securities laws, and all applicable tender offer rules promulgated thereunder and any other applicable securities laws and regulations, to the extent such laws and regulations are then applicable and shall include all instructions and materials that the Issuer shall reasonably deem necessary to enable such holders of Notes to tender their Notes.
     Notwithstanding the foregoing, the Issuer may not repurchase any Note in connection with a Change of Control Offer if there has occurred and is continuing an Event of Default with respect to such Note, other than a Default in the payment of the Change of Control Payment with respect to such Note.
     Subject to the foregoing, a Change of Control will be an “event of failure” within the meaning of paragraph 212(1)(b)(vii) of the Income Tax Act (Canada) that requires the Issuer to make a Change of Control Offer. For the avoidance of doubt, the occurrence of such an event of failure is not an Event of Default under Section 6.01 hereof.
SECTION 4.07. Payment of Additional Amounts.
     (a) All payments of principal and premium, if any, and interest and Additional Interest, if any, by the Issuer under this Indenture or by a Guarantor under a Guarantee shall be made without withholding or deduction for, or on account of, Canadian Taxes. In the event withholding or deduction for Canadian Taxes is required by law or by the interpretation or administration thereof by the relevant governmental authority, the Issuer or Guarantors, as the case may be, will pay such Additional Amounts as may be necessary in order that the net amounts received by a holder after such withholding or deduction will not be less than the amount which would have been receivable in respect of the Notes in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable to a holder in respect of a beneficial owner:
          (i) with whom the Issuer or the applicable Guarantor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of the making of such payment;
          (ii) who is subject to such Canadian Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than solely by reason of the holder’s activity in connection with purchasing the Notes, the mere holding of Notes or the receipt of payments thereunder; or
          (iii) who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party complies with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.
     (b) The Issuer or the applicable Guarantor shall make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuer shall furnish to the Trustee, within 30 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the Trustee. The Issuer or the applicable Guarantor shall indemnify and hold harmless each holder of Notes (other than a holder described under clauses (i), (ii) or (iii) of Section 4.07(a)) and upon written request reimburse each such holder for the amount of (x) any Canadian Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Notes or the Guarantee, and (y) any Canadian Taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such Canadian Taxes on such holder’s net income or capital.

     (c) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer or any Guarantor is obligated to pay Additional Amounts with respect to such payment, the Issuer or the applicable Guarantor shall deliver to the Trustee and the Paying Agent an Officers’ Certificate stating the fact that such Additional Amounts will be payable, and the amounts so payable, and certifying that the Issuer or one or both of the Guarantors, as applicable, will pay such deduction or withholding amount to the relevant taxing authority and will set forth such other information necessary to enable the Trustee or the Paying Agent to pay such Additional Amounts to holders of the Notes on such payment date. References in this Indenture to the payment of principal of, premium, interest or Additional Interest on any Note shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable.
     (d) Each of the Issuer and the Guarantors agrees to indemnify the Trustee and the Paying Agents for, and to hold each harmless against, any loss, liability or expense reasonably incurred without willful misconduct or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any Officers’ Certificate furnished pursuant to this Section 4.07 or any failure to furnish such a certificate.
     (e) The obligations of the Issuer and the Guarantors pursuant to this Section 4.07 shall survive termination or discharge of this Indenture, payment of the Notes and/or resignation or removal of the Trustee or the Paying Agent.
SECTION 4.08. Registration Rights.
     The Issuer agrees that all holders are entitled to the benefits of the Registration Rights Agreement. If a Note and related Guarantees constitute Registrable Securities, and the holder thereof elects to sell such Registrable Securities pursuant to the Shelf Registration Statement (which is defined herein as defined in the Registration Rights Agreement) then, by its acceptance thereof, the holder of such Registrable Securities will have agreed to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities that are subject of such election.
     If liquidated damages in the form of Additional Interest are payable by the Issuer pursuant to the Registration Rights Agreement, the Issuer shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the reason why such Additional Interest is payable and (iii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such an Officers’ Certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Issuer has paid Additional Interest directly to the persons entitled to such amounts, the Issuer shall deliver to the Trustee a certificate setting forth the particulars of such payment.
ARTICLE 5
SUCCESSORS
SECTION 5.01. Amalgamation, Merger, Conveyance, Transfer or Lease.
     (a) So long as the Notes of any series remains outstanding, the Issuer will not amalgamate or merge with any other corporation or enter into any reorganization or arrangement or effect any conveyance, transfer or lease of all or substantially all of its and its Subsidiaries’ assets, taken as a whole (other than with or to NNL), unless in any such case (i)(x) the Issuer is the surviving corporation or one of the continuing corporations or (y) the successor corporation (or the person that leases or that acquires by conveyance or transfer all or substantially all of the Issuer’s and the Issuer’s Subsidiaries’ assets, taken as a whole) is a corporation with shares listed on the TSX or a major exchange or quotation system in the United States or the United Kingdom and expressly assumes, by supplemental indenture, the Issuer’s obligations under this Indenture and (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.
     (b) So long as the Notes of any series remains outstanding, NNL will not amalgamate or merge with any other corporation or enter into any reorganization or arrangement or effect any conveyance, transfer or lease of all or substantially all of its and its Subsidiaries’ assets, taken as a whole (other than with or to the Issuer), unless in any such case (i)(x) NNL is the surviving corporation or one of the continuing corporations; (y) the surviving corporation is a wholly-owned Subsidiary of the Issuer and expressly assumes, by supplemental indenture, NNL’s obligations under the Indenture and NNL’s Guarantee; or (z) the successor corporation (or the person that leases or that acquires by conveyance or transfer all or substantially all of its and its Subsidiaries’ assets, taken as a whole) is a corporation with shares listed on the TSX or a major exchange or quotation system in the United States or the United Kingdom and expressly assumes, by supplemental indenture, NNL’s obligations under the Indenture and NNL’s Guarantee and (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.
SECTION 5.02. Successor Corporation Substituted.
     In case of any such amalgamation, merger, reorganization, conveyance, transfer or lease and upon any such assumption by the successor corporation, such successor corporation shall agree to be bound by the terms of this Indenture as principal obligor or Guarantor in place of either the Issuer or NNL, as the case may be, with the same effect as if it had been named herein as the Issuer or NNL, as the case may be.
SECTION 5.03. Offer to Repurchase on Change of Control.
     This Article 5 does not affect the obligations of the Issuer (including without limitation any successor to the Issuer) under Section 4.06.
SECTION 5.04. Amalgamation of the Issuer and NNL.
     In the event that the Issuer shall merge, amalgamate or consolidate with or into NNL, thereafter all references herein to the Issuer and NNL shall mean the merged, amalgamated or consolidated corporation and clause (b) of the definition of “Change of Control” shall cease to apply.

ARTICLE 6
DEFAULTS AND REMEDIES
SECTION 6.01. Events of Default.
     An “Event of Default” with respect to any series of Notes occurs if:
     (a) the Issuer defaults in the payment of principal of, or premium, if any, on the Notes of such series when due at maturity, upon acceleration or otherwise, including, without limitation, failure of the Issuer to make a Change of Control Payment with respect to Notes of such series or any payment of the Redemption Price with respect to Notes of such series when required pursuant to Article 3; or
     (b) the Issuer defaults in the payment of any installment of interest, Additional Interest or Additional Amounts on the Notes of such series when due (including any interest or Additional Interest payable in connection with any optional redemption payment pursuant to Article 3 or any offer to repurchase pursuant to Section 4.06) and continuance of such default for a continuous period of 30 days or more; or
     (c) a default in performing or observing any of the respective covenants, agreements or other obligations under this Indenture of the Issuer, NNL or during any period in which NNI is a Guarantor, NNI, as described herein for a continuous period of 90 days after receipt of written notice by the Issuer or such Guarantor from the holders of not less than 25% in aggregate principal amount of the then outstanding Notes of such series requiring the same to be remedied; or
     (d) the Issuer defaults in performing its obligation to deliver Common Shares, together with cash in lieu thereof in respect of any fractional Common Shares, upon conversion of any Note of such series, pursuant to Section 12.02 and that failure continues for 10 days; or
     (e) the Issuer defaults in performing its obligation to make a Change of Control Offer or give any notice of a Change of Control or a Make Whole Change of Control required hereunder with respect to Notes of such series, in each case, within the time period specified for doing so hereunder; or
     (f) the occurrence of a default as defined in any evidence of indebtedness for borrowed money of the Issuer or any Guarantor exceeding on its face $100,000,000 in principal amount, whether such indebtedness now exists or shall hereafter be created, which results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable and such acceleration shall not be rescinded or annulled within 10 days after written notice (i) specifying such default, (ii) requiring such defaulting entity to cause such acceleration to be rescinded or annulled, and (iii) that meets the specific requirements for such a notice of default under the applicable indenture, loan agreement or similar document governing the terms of such indebtedness; or
     (g) a decree, judgment, or order by a court having jurisdiction in the premises shall have been entered adjudging the Issuer or NNL a bankrupt or insolvent or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Issuer or NNL under any bankruptcy, insolvency or other similar applicable law and such decree, judgment or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Issuer or NNL, as the case may be, of a substantial part of its property, or for the winding up or liquidation of its affairs, shall have remained in force for a period of 60 consecutive days; or any substantial part of the property of the Issuer or NNL shall be sequestered or attached and shall not be returned to the possession of the Issuer or NNL or released from such attachment whether by filing of a bond, or stay or otherwise within 60 consecutive days thereafter; or
     (h) the Issuer or NNL shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under any bankruptcy, insolvency or other similar applicable law or the Issuer or NNL shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall be unable, or admit in writing its inability, to pay its debts generally as they become due, or corporate action shall be taken by the Issuer or NNL in furtherance of any of the aforesaid actions.
SECTION 6.02. Acceleration.
     (a) Subject to clause (b) below, if an Event of Default with respect to any series of Notes occurs and is continuing, then and in every such case the Trustee, by written notice to the Issuer, or the holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series, by written notice to the Issuer and the Trustee, may declare the unpaid principal of, premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all the Notes of such series to be due and payable. Upon such declaration, such principal amount, premium, if any, and accrued and unpaid interest and Additional Interest, if any, shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Notes of such series to the contrary.
     (b) The sole remedy for any breach of the obligations of the Issuer or any Guarantor under this Indenture (including without limitation under Section 4.02 and Section 4.03) to file periodic or other reports (including pursuant to section 314(a)(1) of the TIA) shall, except as provided in the final sentence of this Section 6.02(b) be the payment of liquidated damages in the form of Additional Interest, and holders of the Notes will not have any right under the Indenture to accelerate the maturity of the Notes as a result of any such breach. If a breach of the obligations under the Indenture to file periodic or other reports (including pursuant to section 314(a)(1) of the TIA) continues for 90 days after notice thereof is given in accordance with Section 6.01(c), the Issuer will pay Additional Interest to all holders of Notes at a rate per annum equal to (i) 0.25% per annum of the principal amount of the Notes from the 90th day following such notice to but not including the 180th day following such notice (or such earlier date on which the Event of Default relating to the reporting obligations referred to in this Section 6.02(b) shall have been cured or waived) and (ii) 0.50% per annum of the principal amount of the Notes from the 180th day following such notice to but not including the 270th day following such notice (or such earlier date on which the Event of Default relating to the reporting obligations referred to in this Section 6.02(b) shall have been cured or waived). On such 270th day (or earlier, if the Event of Default relating to the reporting obligations referred to in this Section 6.02(b) shall have been cured or waived prior to such 270th day), such Additional Interest will cease to accrue, and the Notes will be subject to acceleration as provided above if the Event of Default is continuing.
SECTION 6.03. Other Remedies.
     If an Event of Default with respect to any series of Notes occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest or Additional Interest, if applicable, on such Notes or to enforce the performance of any provision of such Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of a Note in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
SECTION 6.04. Waiver of Past Defaults.
     The holders of a majority in aggregate principal amount of the Notes of a series then outstanding may, on behalf of the holders of all the Notes of such series, waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, premium, if any, or interest or Additional Interest, if applicable, on such Notes (other than the non-payment of principal of and premium, if any, and interest and Additional Interest, if any, on such Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all holders of Notes. When a Default or Event of Default with respect to such series is waived, it is cured and stops continuing with respect to such series. No waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
SECTION 6.05. Control by Majority.
     The holders of a majority in aggregate principal amount of the then outstanding Notes of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to such series of Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other holders of Notes; provided, further, that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.
SECTION 6.06. Limitation on Suits.
     A holder of a Note may not pursue any remedy with respect to this Indenture or the Notes unless:
          (1) the holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the holders of at least 25% in aggregate principal amount of the then outstanding Notes (treated as a single class) make a request to the Trustee to pursue the remedy;
          (3) such holder or holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
          (5) during such 60-day period the holders of a majority in aggregate principal amount of the then outstanding Notes (treated as a single class) do not give the Trustee a direction inconsistent with the request.
     A holder of a Note may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.
SECTION 6.07. Rights of Holders to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any holder of a Note to receive payment of principal, premium, if any, and interest and Additional Interest, if any, on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Note shall not be impaired or affected without the consent of the holder of a Note.
SECTION 6.08. Collection Suit by Trustee.
     If an Event of Default with respect to a series of Notes specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer and the Guarantors for the whole amount of principal and interest and Additional Interest, if any, remaining unpaid on the Notes of such series and interest on overdue principal and interest and Additional Interest, if any.
SECTION 6.09. Trustee May File Proofs of Claim.
     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.
SECTION 6.10. Priorities.
     If the Trustee collects any money pursuant to this Article, it shall pay out the money upon presentation of the Notes of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid, in the following order:

     First: to the Trustee and the Agents for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred by the Trustee, and the costs and expenses of collection;
     Second: to holders of Notes of such series (treated as a single series for such purposes) for amounts due and unpaid on such Notes for principal, premium, if any, and interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of such series for principal, premium, if any, and interest and Additional Interest, if any, respectively; and
     Third: to the Issuer or, to the extent the Trustee collects any amount pursuant to the Guarantee from the Guarantor, to the Guarantor.
     Except as otherwise provided in Section 2.12, the Trustee may fix a record date and payment date for any payment to holders of Notes of a series.
SECTION 6.11. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in aggregate principal amount of the then outstanding Notes of a series.
ARTICLE 7
THE TRUSTEE
     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.
SECTION 7.01. Duties of the Trustee.
     (a) If an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (b) Except during the continuance of an Event of Default known to the Trustee:
          (1) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions required to be delivered to it pursuant to the terms of this Indenture to determine whether or not they conform to the form required by this Indenture.
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
          (1) This paragraph does not limit the effect of paragraph (b) of this Section;
          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
          (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that is in any way related to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
SECTION 7.02. Rights of the Trustee.
     (a) The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, Officers’ Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document believed by it to be genuine and to have been signed or presented by the proper person or persons. The Trustee need not investigate any fact or matter contained therein but the Trustee, in its discretions, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (b) Any request, direction, order or demand of the Issuer or any Guarantor mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof is herein specifically prescribed). In addition, before the Trustee acts or refrains from acting, it may require an Officers’ Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through the appointment of co-trustees or through its attorneys, agents, custodians or nominees and other persons not regularly in its employ and shall not be responsible for the misconduct or negligence of any attorneys, agents, custodians or nominees appointed with due care.
     (d) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (e) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
     (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by any two Authorized Officers of the Issuer or NNL or any Authorized Officer of NNI, as the case may be.
     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the holders of Notes pursuant to the provisions of this Indenture, unless such holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby.
     (h) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct.
     (i) The Trustee shall not be responsible for the computation of any Additional Interest of the type described in clause (i) of the definition thereof or of any adjustment to the Conversion Rate or Conversion Price or for any determination as to whether an adjustment is required and shall not be deemed to have knowledge of any adjustment unless and until it shall have received written notice from the Issuer of such adjustment.
     (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder as Registrar, Paying Agent and Conversion Agent, each Agent and each other agent, custodian and person employed to act hereunder.

SECTION 7.03. Individual Rights of the Trustee.
     Subject to Sections 7.10 and 7.11, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee and may otherwise deal with the Issuer or an Affiliate of the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.
SECTION 7.04. Trustee’s Disclaimer.
     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of the Offering Memorandum, this Indenture, the Notes or the Guarantee. It shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital in any offering materials, herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
SECTION 7.05. Notice of Defaults.
     If a Default or Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each holder of a Note a notice of the Default or Event of Default within 90 days after it occurs. A Default or an Event of Default shall not be considered known to the Trustee unless it is a Default or Event of Default in the payment of principal or interest when due under Section 6.01(a) or (b) or the Trustee shall have received written notice thereof, in accordance with this Indenture, from the Issuer or from the holders of a majority in aggregate principal amount of the outstanding Notes of the relevant series. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Additional Interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the holders of the Notes.
SECTION 7.06. Reports by the Trustee to Holders.
     Within 60 days after May 15 of each year, the Trustee shall mail to holders of Notes a brief report dated as of such reporting date that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).
     A copy of each report at the time of its mailing to holders of Notes shall be filed by the Trustee with the Commission and each stock exchange or securities market, if any, on which the Notes are listed.
SECTION 7.07. Compensation and Indemnity.
     The Issuer shall pay to the Trustee from time to time and the Trustee shall be entitled to reasonable compensation for its acceptance of this Indenture and its services hereunder as agreed to in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements and expenses incurred or made by or on behalf of it in addition to the compensation for its services.
     Each of the Issuer and the Guarantors, jointly and severally, shall indemnify and hold harmless the Trustee and its agents against any loss, damages, claims, liability or expense (including reasonable attorney’s fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties or the exercise of its rights under this Indenture and the trusts hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except as set forth in the next paragraph. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. The Issuer shall defend the claim with counsel designated by the Issuer and the Guarantors, who may be outside counsel to the Issuer but shall in all events be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense, provided that the Issuer will not be liable for any settlement made without its consent; provided further that the Trustee may defend any such claim with another counsel selected by the Trustee and reasonably acceptable to the Issuer and the Guarantors if the Trustee determines, acting reasonably, that a conflict of interest exists between the Trustee and the Issuer in the defense of such claim.
     The Issuer need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or its agent through its or such agent’s own negligence, bad faith or willful misconduct.
     The Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee to secure the Issuer’s payment obligations in this Section 7.07, except that held in trust to pay principal and interest and Additional Interest, if any, on Notes.
     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any bankruptcy, insolvency or other similar applicable law.
     The provisions of this Section 7.07 shall survive payment of the Notes, the termination of this Indenture and the resignation or removal of the Trustee.
SECTION 7.08. Replacement of the Trustee.
     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuer; provided that such resignation . The holders of a majority in aggregate principal amount of the then outstanding Notes (treated as a single series for such purposes) may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee if:

          (i) the Trustee fails to comply with Section 7.10;
          (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy, insolvency or other similar laws;
          (iii) a custodian or public officer takes charge of the Trustee or its property; or
          (iv) the Trustee becomes incapable of acting.
     In addition, in any such case the Issuer or the Guarantors may by a Board Resolution thereof remove the Trustee.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the holders of at least 10% in aggregate principal amount of the then outstanding Notes (treated as a single series for such purposes) may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee after written request by any holder of a Note who has been a holder for at least six months fails to comply with Section 7.10, such holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to holders of Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 7.07. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.
     Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

SECTION 7.09. Successor Trustee by Merger, Etc.
     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein, provided that prior written notice thereof is given to the Issuer and the Guarantors and such successor corporation is acceptable to the Issuer and the Guarantors.
SECTION 7.10. Eligibility, Disqualification.
     This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section 10.09. The Trustee is subject to TIA § 310(b), including the optional provision permitted by the second sentence of TIA § 310(b)(9).
SECTION 7.11. Preferential Collection of Claims Against Issuer.
     The Trustee shall comply with TIA § 311(a), excluding any creditor relationship set forth in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
SECTION 7.12. Appointment of Co-Trustee.
     The Issuer, the Guarantors and the Trustee may, at any time, appoint a co-trustee for any purpose or purposes of this Indenture if considered necessary or desirable in the circumstances including, without limitation, to fulfill any legal requirement under the applicable laws of any jurisdiction, including any applicable provision of the Canada Business Corporations Act, subject to the following provisions and conditions:
          (i) the instrument appointing the co-trustee shall refer to this Indenture and the conditions of this Section 7.12;
          (ii) the instrument appointing the co-trustee shall set forth the rights, powers, duties and obligations under or in connection with this Indenture to be made available to, imposed upon, exercised and performed by the co-trustee and may, for greater certainty, identify those rights, powers, duties and obligations that will not be made available to, imposed upon, exercised or performed by such co-trustee; and
          (iii) no trustee hereunder shall be responsible for or personally liable by reason of any act or omission of any other trustee hereunder.

ARTICLE 8
Satisfaction and Discharge of Indenture
SECTION 8.01. Discharge of Indenture.
     When (a) the Issuer delivers to the Trustee for cancellation all Notes theretofore authenticated (other than any other Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation have become due and payable, or by their terms will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Issuer deposits with the Trustee, in trust, amounts sufficient to pay at maturity or upon redemption of all of the Notes (other than any Notes which have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest, Additional Interest and Additional Amounts, if any, due or to become due to such date of maturity or Redemption Date, as the case may be, and if in either case the Issuer also pays, or causes to be paid, all other sums payable hereunder by the Issuer and delivers to the Trustee an Officer’s Certificate and Opinion of Counsel each stating that all conditions precedent herein provided related to the satisfaction and discharge of this Indenture have been complied with, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, substitution, replacement and exchange and conversion of Notes, (ii) rights hereunder of holders of Notes to receive payments of principal of and premium, if any, and interest, and Additional Interest, if any, on, the Notes, (iii) the obligations under Section 2.03 hereof and (iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Issuer, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.
SECTION 8.02. Deposited Monies to be Held In Trust by Trustee.
     All monies deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it to the payment, either directly or through the Paying Agent, to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, and Additional Interest, if any, and premium, if any.
ARTICLE 9
AMENDMENTS
SECTION 9.01. Without the Consent of Holders.
     The Issuer and the Guarantors, when authorized by a Board Resolution, and the Trustee may amend this Indenture or the Notes without notice to or the consent of any holder of a Note for the purposes of:

     (a) curing any ambiguity or correcting or supplementing any defective or inconsistent provision contained in this Indenture or making any other changes in the provisions of this Indenture which the Issuer and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the interests of the holders of Notes in any material respect;
     (b) providing for uncertificated Notes in addition to or in place of Certificated Notes;
     (c) providing for the succession of another corporation to the Issuer or a Guarantor and the assumption of the Notes or the applicable Guarantee by such successor as permitted by Section 5.01;
     (d) providing for conversion rights and/or repurchase rights of holders of any series of Notes in the event of amalgamation, merger, share exchange or sale of all or substantially all of the assets of the Issuer as required to comply with Sections 5.01 and/or 12.06;
     (e) subject to Section 12.06, provide for conversion rights of holders of any series of Notes in connection with any reclassification or change of the Common Shares or in the event of any amalgamation, consolidation, merger or sale of the consolidated assets of the Issuer and its Subsidiaries substantially as an entirety occurs;
     (f) reducing the Conversion Price applicable to any series of Notes;
     (g) evidencing and providing for the acceptance of appointment under this Indenture of a successor Trustee;
     (h) making any changes that would provide the holders of the Notes of any series with any additional rights or benefits or that does not adversely affect the legal rights under this Indenture of any such holder;
     (i) adding an additional guarantor in respect of the Guarantee;
     (j) provide any liens or security for the benefit of the holders of any series of Notes;
     (k) add to the covenants for the benefit of the holders of any series of Notes;
     (l) surrender any right or power conferred upon the Issuer or any Guarantor with respect to any series of Notes;
     (m) increase the Conversion Rate in the manner described in Article 12, provided that the increase will not adversely affect the interests of the holders of the Notes in any material respect;
     (n) permitting or facilitating defeasance or discharge of any or all Notes, provided that such modification shall not adversely affect the interest of any holder of Notes in any material respect; or

     (o) complying with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.
SECTION 9.02. With the Consent of Holders.
     Subject to Section 6.07, the Issuer and the Guarantors, when authorized by a Board Resolution, and the Trustee may amend this Indenture or the Notes with the written consent of the holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).
     Subject to Sections 6.04 and 6.07, the holders of a majority in aggregate principal amount of the Notes then outstanding may also waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes.
     However, without the consent of each holder of a Note affected, an amendment or waiver under this Section may not:
     (a) reduce the percentage in aggregate principal amount of outstanding Notes whose holders must consent to an amendment, supplement or waiver;
     (b) reduce the principal of or premium on or change the fixed maturity of any Note or, except as permitted pursuant to Section 9.01(a), (d), (g) or (m), alter the redemption provisions with respect thereto;
     (c) reduce the rate of or change the time for payment of interest, including defaulted interest, Additional Interest or a premium on any Note;
     (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration);
     (e) make the principal of, or premium, if any, or interest or Additional Interest, if any, on, any Note payable in money other than as provided for herein and in the Notes;
     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of holders of Notes to receive payments of principal of, premium, if any, or interest or Additional Interest, if any, on the Notes;
     (g) waive a redemption payment with respect to any Notes;
     (h) except as permitted herein (including Section 9.01(a)), increase the Conversion Price or, except as set forth in Section 9.01(a), modify the provisions contained herein relating to conversion of the Notes in a manner adverse to the holders thereof;
     (i) make any Note payable in money other than that stated in this Indenture and the Notes;

     (j) modify any Guarantee; or
     (k) make any change to the abilities of holders of Notes to enforce their rights hereunder or the provisions of clauses (a) through (i) of this Section 9.02.
     To secure a consent of the holders of Notes under this Section, it shall not be necessary for such holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment or waiver under this Section becomes effective, the Issuer shall mail to holders of Notes a notice briefly describing the amendment or waiver.
SECTION 9.03. Compliance With the Trust Indenture Act.
     Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.
SECTION 9.04. Notation on or Exchange of Notes.
     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer and the Trustee, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for outstanding Notes without charge to the holders of the Notes, except as specified in Section 2.05.
SECTION 9.05. Trustee Protected.
     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if such amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Issuer in accordance with its terms.
SECTION 9.06. No Discharge, Revision, Extinguishment, Novation, Rescission or Substitution.
     Any amendment made pursuant to Section 9.01 or 9.02 shall not be, nor shall it be deemed to be, a discharge, revision, extinguishment, novation, rescission or substitution of any Note, and in any event the Notes shall be considered to be a continuation of the same obligations.

ARTICLE 10
GENERAL PROVISIONS
SECTION 10.01. Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), such duties imposed by such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.
SECTION 10.02. Notices.
     Any notice or communication by the Issuer, any Guarantor or the Trustee shall be in writing and delivered in person or mailed by first-class mail, with postage prepaid, or sent by facsimile or overnight air couriers guaranteeing next day delivery, to such other’s address as stated in Section 10.09. The Issuer, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to holders of Notes) shall be deemed to have been duly given at the time of delivery or upon receipt of a facsimile transmission. However, any delivery made or facsimile sent on a day other than a business day in New York shall be deemed to be received on the next following business day in New York, any delivery made or facsimile sent on a day other than a business day in Toronto, Ontario shall be deemed to be received on the next following business day in Toronto, Ontario and any delivery made or facsimile sent on a day other than a business day in Richardson, Texas shall be deemed to be received on the next following business day in Richardson, Texas.
     Any notice or communication to a holder of a Note shall be mailed by first-class mail, with postage prepaid, to his or her address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders.
     If the regular mail service is suspended or for any other reason it shall be impracticable to give notice to holders by mail, then such notification to holders as shall be made with the approval of the Trustee shall constitute sufficient notification for every purpose hereunder. If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Issuer sends a notice or communication to holders of Notes, it shall send a copy to the Trustee and each Agent at the same time.
     All notices or communications shall be in writing and shall be in the English language.

SECTION 10.03. Communication by Holders With Other Holders.
     Holders may communicate pursuant to TIA § 312(b) with other holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
SECTION 10.04. Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:
     (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such person, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
SECTION 10.05. Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall include:
     (a) a statement that the person making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
     Any Officers’ Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Authorized Officer knows that the opinion with respect to the matters upon which his or her certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by an officer or officers of the Issuer, or other persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his or her opinion may be based as aforesaid are erroneous.

     Any Officers’ Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Issuer), or firm of accountants, unless such Authorized Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid is erroneous.
SECTION 10.06. Legal Holidays.
     A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions in the City of New York or the city in which the Corporate Trust Office of the Trustee is located are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period. If any date specified in this Indenture, including, without limitation, a Redemption Date under Paragraph 5 of any of the Notes, is not a Business Day, then such date shall be the next succeeding Business Day.
SECTION 10.07. No Recourse Against Others.
     No director, officer, employee, shareholder or Affiliate, as such, of the Issuer or any Guarantor from time to time shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the Notes. Each of such directors, officers, employees, shareholders and Affiliates is a third party beneficiary of this Section 10.07.
SECTION 10.08. Counterparts.
     This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
SECTION 10.09. Other Provisions.
     The Issuer initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.
     The Trustee shall always have, or shall be a subsidiary of a bank or bank holding company which has, a combined capital and surplus of at least $5,000,000 as set forth in its most recent published annual report of condition.
     The Issuer’s address is:
Nortel Networks Corporation
195 The West Mall
Toronto, Ontario, Canada
ON M9C 5K1

Attention: Corporate Secretary
Facsimile: (905) 863-7386
Telephone: (905) 863-7000
     NNL’s address is:
Nortel Networks Limited
195 The West Mall
Toronto, Ontario, Canada
ON M9C 5K1
Attention: Corporate Secretary
Facsimile: (905) 863-7386
Telephone: (905) 863-7000
     NNI’s address is:
2221 Lakeside Boulevard
Richardson, Texas 75082-4399
Attention: Corporate Secretary
Facsimile (615) 432-4067
Telephone: (615) 432-4000
     The Trustee’s address is:
The Bank of New York
101 Barclay Street, 4E
New York, New York 10286
Attention: Corporate Trust Department
Facsimile (212) 815-5366
Telephone: (212) 815-5213
SECTION 10.10. Governing Law, Etc.
     This Indenture, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
     Each of the Issuer and NNL has appointed CT Corporation System with offices at 111 Eighth Avenue, 13th Floor, New York, New York, 10011 as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Notes which may be instituted in any state or U.S. federal court in the City of New York, New York. The Issuer and NNL hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer and the Guarantors agree to take any and all action, including the filing of any and all documents, that may be reasonably necessary to continue each such appointment in full force and effect as aforesaid so long as the

Notes remain outstanding. The Issuer and NNL agree that the appointment of the Authorized Agent shall be irrevocable so long as any Notes remain outstanding or until the irrevocable appointment by the Issuer and the Guarantors of a successor agent in the City of New York, New York as each of their authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Guarantors.
     Each of the Issuer and the Guarantors hereby:
     (a) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any U.S. federal or state court sitting in the City of New York,
     (b) waives to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum,
     (c) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding, and
     (d) agrees that service of process by mail to the addresses specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.
SECTION 10.11. WAIVER OF JURY TRIAL.
     EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED THEREBY.
SECTION 10.12. No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer, any Guarantor or any Subsidiary of the Issuer or any Guarantor. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 10.13. Successors.
     All agreements of the Issuer and the Guarantors in this Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its respective successors.
SECTION 10.14. Severability.
     In case any provision in this Indenture or in the Notes or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.15. Table of Contents, Headings, Etc.
     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 10.16. Interest Act (Canada).
     Solely for the purposes of disclosure pursuant to the Interest Act (Canada) and without affecting any calculation of interest required by this Indenture or the Notes, whenever any interest payable under this Indenture or the Notes is calculated using a rate based on a year of 360 days, such rate, when expressed as an annual rate, is equivalent to such rate multiplied by the number of days in the calendar year in which interest is paid divided by 360.
SECTION 10.17. Acts of Holders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors or any of them. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to Section 7.01, conclusive in favor of the Trustee, the Issuer and the Guarantors, if made in the manner provided in this Section. The record of any meeting of holders of Notes shall be proved in the manner provided in Section 13.06.
     (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity, other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any manner that the Trustee deems sufficient.
     (c) The ownership of Notes shall be proved by the Register.
     (d) If the Issuer or any Guarantor shall solicit from the holders of Notes any Act, the Issuer or such Guarantor, as the case may be, may, at its option, by Board Resolution, fix in advance a record date for the determination of holders of Notes entitled to take such Act, but the Issuer or such Guarantor, as the case may be, shall have no obligation to do so. Any such record date shall be fixed at the discretion of the Issuer or such Guarantor, as the case may be. If such a record date is fixed, such Act may be sought or taken before or after the record date, but only the holders of record at the close of business on such record date shall be deemed to be holders for the purpose of determining whether holders of the requisite proportion of the outstanding Notes have authorized or agreed or consented to such Act, and for that purpose the Notes shall be computed as of such record date.
     (e) Any Act of the holder of Notes shall bind every future holder of the Notes issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted by the Trustee, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Notes.
ARTICLE 11
COVENANT DEFEASANCE
SECTION 11.01. Discharge by Deposit of Money or Notes.
     (a) In addition to the provisions of Article 8 relating to the satisfaction and discharge of this Indenture, the Issuer and the Guarantors may at any time omit to comply with, and all obligations, covenants and agreements of the Issuer and such Guarantor under this Indenture with respect to the Notes of any series and the Guarantees thereof or for the benefit of the holders thereof (except for those set forth in Article 12 or as to any surviving rights of registration of transfer or exchange of Notes or herein expressly provided for) shall cease, terminate and be discharged if:
          (i) the Issuer or any Guarantor has, at least 91 days prior thereto, irrevocably deposited with the Trustee, as specific security pledged for, and dedicated solely to, the due payment and ultimate satisfaction of its obligations under this Indenture with respect to the Notes of such series an amount of cash, and/or
          (ii) an amount of U.S. Government Obligations that are not subject to prepayment, redemption or call, as will together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient (in the case of such obligations, through the payment of interest and principal thereunder) to pay (A) the principal of and premium, if any and interest and Additional Interest, if any, on the Notes of such series, on the Maturity Date of such principal or interest or of any installment thereof, and (B) any mandatory prepayments or analogous payments applicable to such Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and such Notes;
     (b) the Issuer and the Guarantors shall have received an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance in respect of the Issuer’s and Guarantor’s obligations and will be subject to United States federal income tax as if such deposit and defeasance had not occurred;
     (c) the Issuer and the Guarantors shall have received an Opinion of Counsel to the effect that the holders of the Notes affected will not recognize income (whether taxable to them by deduction or withholding by the Issuer or the Guarantor or otherwise), gain or loss for Canadian federal income tax purposes as a result of such deposit and defeasance in respect of the

Issuer’s and Guarantor’s obligations and will be subject to Canadian federal income tax as if such deposit and defeasance had not occurred;
     (d) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound;
     (e) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;
     (f) if the Notes are then listed on the NYSE, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit and defeasance will not cause the Notes to be delisted;
     (g) the Issuer or any Guarantor, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating compliance with all conditions precedent to the defeasance contemplated by Section 11.01; and
     (h) the deposit of funds shall not cause the Trustee to have a conflicting interest, within the meaning of this Indenture and the TIA.
Notwithstanding any defeasance under this Indenture with respect to the Notes, the obligation of the Issuer and the Guarantors to indemnify and compensate the Trustee under this Indenture and the obligations and rights of the Trustee shall survive with respect to the Notes.
SECTION 11.02. Application of Trust Money.
     All money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes of the relevant series and this Indenture and any applicable written direction of the Issuer or the Guarantors to the payment, either directly or through any Paying Agent (including the Issuer or any Guarantor acting as the Paying Agent), to the persons entitled thereto, of the principal (and premium, if any) and interest and Additional Interest, if any, for whose payment such money has been deposited with the Trustee.
SECTION 11.03. Repayment to the Issuer or the Guarantor.
     (a) The Trustee and any Paying Agent shall promptly pay to the Issuer or a Guarantor upon the Issuer Request or Guarantor Request, as the case may be, any money or U.S. Governmental Obligations not required for the payment of the principal of and premium, if any and interest and Additional Interest, if any, on Notes for which currency or U.S. Government Obligations have been deposited pursuant to Section 11.01 held by them at any time.
     (b) The Trustee and any Paying Agent shall pay to the Issuer or a Guarantor upon the Issuer Request or Guarantor Request, as the case may be, any money held by them for the payment of principal and premium, if any and interest and Additional Interest, if any, that remains unclaimed for two years after the Maturity Date of the Notes for which a deposit has been made pursuant to Section 11.01. After such payment to the Issuer or such Guarantor, as the case may be, the holders of Notes shall thereafter, as unsecured general creditors, look only to the Issuer or such Guarantor, as the case may be, for payment thereof.
ARTICLE 12
CONVERSION OF NOTES
SECTION 12.01. Right to Convert.
     Subject to and upon compliance with the provisions of this Indenture, each holder of Notes shall, with respect to any Note, have the right, at his, her or its option, at any time on or before the close of business on the last Trading Day prior to the Maturity Date of such Note (except that, (a) with respect to any Note or portion thereof which is called for redemption prior to such date, such right shall terminate, except as provided in Section 12.02(d), before the close of business on the last Trading Day preceding the date fixed for redemption (unless the Issuer defaults in payment of the Redemption Price in which case the conversion right will terminate at the close of business on the date such default is cured) and (b) with respect to any Note or portion thereof subject to a duly completed election for repurchase, such right shall terminate on the close of business on the Change of Control Offer Termination Date (unless the Issuer defaults in the payment due upon repurchase or such holder elects to withdraw the submission of such election to repurchase)) to convert the principal amount of such Note held by such holder, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into the number of fully paid and non-assessable Common Shares at the Conversion Rate in effect at such time with respect to such Note, by surrender of the Note so to be converted in whole or in part in the manner provided in Section 12.02.
     A holder of Notes is not entitled to any rights of a holder of Common Shares until such holder of Notes has converted his or her or its Notes to Common Shares under this Article 12.
SECTION 12.02. Exercise of Conversion Privilege; Issuance of Common Shares on Conversion; No Adjustment for Interest or Dividends.
     (a) To exercise, in whole or in part, the conversion privilege with respect to any Note, the holder of such Note shall (i) if such Note is in certificated form, surrender such Certificated Note, duly endorsed, at the office of the Conversion Agent, accompanied by the funds, if any, required by Section 12.02(d), and (ii) give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Issuer) to the office of the Conversion Agent that the holder of Notes elects to convert such Note or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Common Shares which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 12.08. Each such Note surrendered for conversion shall, unless the Common Shares issuable upon conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Issuer duly executed by, the holder of Notes or his or her duly authorized attorney. The holder of such Notes will not be required to pay any tax or duty which may be payable in respect of the issue or delivery of Common Shares upon conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of Common Shares in a name other than the same name as the registration of such Note.
     (b) As promptly as practicable, but no later than the third Business Day, after satisfaction of the requirements for conversion set forth above, the Issuer shall issue and shall deliver to such holder at the office or agency maintained by the Issuer for such purpose pursuant to Section 4.04, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article 12 and a check or cash in respect of any fractional interest in respect of a Common Share arising upon such conversion, as provided in Section 12.03 (which payment, if any, shall be paid no later than three Business Days after satisfaction of the requirements for conversion set forth above). Certificates representing Common Shares will not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid. In case any Note of a denomination of an integral multiple greater than $1,000 is surrendered for partial conversion, and subject to Section 2.01(b), the Issuer shall execute, and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, her or it, a new Note or Notes of the same series in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.
     (c) Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 12.02 have been satisfied as to such Note (or portion thereof), and the person in whose name any certificate or certificates for Common Shares are issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the Issuer’s stock transfer books are closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note is surrendered.
     (d) Upon conversion of a Note (unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates), a holder will not receive any cash payment of interest and the Issuer shall not adjust the Conversion Rate to account for accrued and unpaid interest. Holders of Notes at the close of business on a Regular Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the close of business on the applicable Regular Record Date. If a holder surrenders Notes for conversion after the close of business on any Regular Record Date but prior to the next Interest Payment Date, the Notes surrendered for conversion must be accompanied by payment of an amount equal to the interest that the holder of such Note is to receive on such Note on such Interest Payment Date; provided, however, that no such payment need be made (i) if the Issuer has made a Change of Control Offer pursuant to Section 4.06 hereof with a proposed Change of Control Payment Date that is after a Regular Record Date and on or prior to the next Interest Payment Date, (ii) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Note, (iii) solely with respect to a 2012 Note, if such 2012 Note is surrendered for conversion on or after April 1, 2011 and prior to April 15, 2011, and (iv) solely with respect to a 2014 Note, if the 2014 Note is surrendered for conversion on or after April 1, 2013 and prior to April 15, 2013.

Except as set forth in this Article 12 hereof, no other payments or adjustments for interest, or any dividends with respect to Common Shares, will be made upon conversion. The Issuer’s delivery to a holder of the full number of Common Shares into which any Note is convertible and cash in lieu of any fractional Common Shares will satisfy the Issuer’s obligation with respect to such Note, and any accrued but unpaid interest on any Note will be deemed to be paid in full upon conversion of such Note, rather than cancelled, extinguished or forfeited. A holder of Common Shares issued upon conversion will not be entitled to receive any dividends payable to a holder of Common Shares as of any record time or date before Common Shares are delivered to such holder upon conversion of such holder’s Notes.
SECTION 12.03. Cash Payments in Lieu of Fractional Common Shares.
     No fractional Common Shares or scrip representing fractional Common Shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full Common Shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional Common Share otherwise would be issuable upon the conversion of any Note or Notes, the Issuer shall make an adjustment therefor in cash based upon the Last Reported Sale Price of the Common Shares on the last Trading Day prior to the date of conversion.
SECTION 12.04. Conversion Price.
     The Conversion Price applicable to the 2012 Notes shall be as specified in paragraph 16 of the form of Note attached as Exhibit A hereto, subject to adjustment as provided in this Article 12. The Conversion Price applicable to the 2014 Notes shall be as specified in paragraph 16 of the form of Note attached as Exhibit B hereto, subject to adjustment as provided in this Article 12.
SECTION 12.05. Adjustment of Conversion Rate.
     The Conversion Rate applicable to any series of Notes shall be adjusted from time to time by the Issuer as follows:
     (a) If the Issuer issues Common Shares to all holders of the Common Shares as a dividend or distribution on the Common Shares, or if the Issuer effects a stock split or stock combination, the Conversion Rate will be adjusted based on the following formula:
               where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date

CR1	=	the Conversion Rate in effect immediately after the Ex-Dividend Date

OS0	=	the number of Common Shares outstanding at the close of business on the Ex-Dividend Date

OS1	=	the number of Common Shares outstanding immediately after such event
     (b) In case of an issuance to all holders of Common Shares of any rights, options or warrants to purchase Common Shares for a period expiring 45 days or less from the date of issuance of such rights, options or warrants at less than the Last Reported Sale Price of the Common Shares on the Business Day immediately preceding the announcement of such issuance, in which event the Conversion Rate will be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent that such rights or warrants are not exercised prior to the expiration):
               where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date

CR1	=	the Conversion Rate in effect immediately after the Ex-Dividend Date

OS0	=	the number of Common Shares outstanding at the close of business on the Ex-Dividend Date

X	=	the total number of Common Shares issuable pursuant to such rights

Y	=	the number of Common Shares equal to the aggregate price payable to exercise such rights divided by the average of the Last Reported Sale Prices of the Common Shares for the ten consecutive Trading Days prior to the Business Day immediately preceding the announcement of the issuance of such rights
     (c) In case of a dividend or other distribution to all holders of Common Shares of Capital Stock of the Issuer (other than Common Shares) or evidences of indebtedness of the Issuer or assets or property of the Issuer to all holders of Common Shares (excluding (x) any dividend, distribution or issuance covered by clause (a) or (b) above and (y) any dividend or distribution paid exclusively in cash), the Conversion Rate will be adjusted based on the following formula:
               where,

CR0	=	the Conversion Rate in effect at the close of business immediately prior to the Ex-Dividend Date

CR1	=	the Conversion Rate in effect immediately after the Ex-Dividend Date

SP0	=	the Current Market Price

FMV	=	the fair market value (as determined by the Issuer’s Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding Common Share on the Ex-Dividend Date for such distribution
     Notwithstanding the foregoing, the Conversion Rate will be adjusted based on the following formula with respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on Common Shares of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Issuer that is listed on a U.S. national securities exchange or the TSX:
               where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date

CR1	=	the Conversion Rate in effect immediately after the Ex-Dividend Date

FMV0	=	the average of the sale prices of such Capital Stock or equity interest distributed to holders of the Common Shares applicable to one of the Common Shares over the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date

MP0	=	the average of the Last Reported Sale Prices of the Common Shares over the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date
     (d) In case of dividends or other distributions consisting exclusively of cash (excluding any cash distributed upon an amalgamation, merger, share exchange, consolidation or combination) to all holders of Common Shares, the Conversion Rate will be adjusted based on the following formula:
               where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date

CR1	=	the Conversion Rate in effect immediately after the Ex-Dividend Date

SP0	=	the Current Market Price

C	=	the amount in cash per Common Share the Issuer distributes to holders of Common Shares (and for which no adjustment has been made)
     (e) In case the Issuer or one or more of its Subsidiaries make purchases of Common Shares pursuant to a tender offer or exchange offer by the Issuer or one or more of its Subsidiaries for Common Shares to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the Current Market Price per Common Share on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate will be adjusted based on the following formula:
               where,

CR0	=	the Conversion Rate in effect on the Expiration Date

CR1	=	the Conversion Rate in effect immediately after the Expiration Date

FMV	=	the fair market value (as determined by the Issuer’s Board of Directors) of the aggregate value of all cash and any other consideration paid or payable for Common Shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the “purchased shares”)

OS1	=	the number of Common Shares outstanding immediately after the Expiration Date less any purchased shares

OS0	=	the number of Common Shares outstanding immediately after the Expiration Date, including any purchased shares

SP1	=	the Last Reported Sale Price of the Common Shares on the Trading Day next succeeding the Expiration Date
     (f) To the extent the holders of Notes may participate on an as-converted basis equally with the holders of Common Shares in any event or occurrence, then clauses (a) through (e) of this Section 12.05 hereof shall not apply to such event or occurrence.
     (g) For the avoidance of doubt, no payment or issuance of securities to any plaintiffs or their counsel under the Global Class Action Settlement shall result in any of the adjustments to the Conversion Rate set forth in clauses (a) through (e) of this Section 12.05.

     (h) To the extent that the Issuer has a shareholder rights plan in effect upon conversion of the Notes into Common Shares, holders will receive, in addition to the Common Shares, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Shares, in which case the Conversion Rate will be adjusted at the time of separation as if the Issuer distributed, to all holders of Common Shares, any Capital Stock, evidences of indebtedness or assets or property as described above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
     (i) The Issuer may from time to time, to the extent permitted by law and subject to applicable rules of any Applicable Securities Exchange, increase the Conversion Rate of the Notes of any series by any amount for any period of at least 20 days; provided that the Issuer gives at least 15 days’ prior notice of such increase to the Trustee and holders of the Notes of such series. The Issuer may make such increases in the Conversion Rate, in addition to those set forth above, as the Issuer’s Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Shares resulting from any dividend or distribution of Common Shares (or rights to acquire Common Shares) or from any event treated as such for income tax purposes.
     (j) The Issuer will not be required to adjust the Conversion Rate for any of the transactions described in clauses (a) through (e) of this Section 12.05 if the Issuer instead makes proper provision so that each holder of Notes who converts a Note shall be entitled to receive upon conversion, in addition to Common Shares, the amount and kind of distributions that the holder would have been entitled to receive if the holder had converted the Note immediately prior to the date fixed for determining the shareholders entitled to receive the distribution; provided, however, that if, prior to the date that is five years from the Issue Date, holders of Notes would otherwise be entitled to receive, upon conversion of the Notes, any property (including cash) or securities that would not constitute “prescribed securities” for the purpose of clause 212(1) (b) (vii) (E) of the Income Tax Act (Canada), or Tax Act (the “Ineligible Consideration”), pursuant to the operation of the foregoing provisions, such holders shall not be entitled to receive such Ineligible Consideration but the Issuer or the Issuer’s successor, as the case may be, shall have the right (at the sole option of the Issuer or its successor, as the case may be) only on the date any Ineligible Consideration would otherwise be due, to deliver either such Ineligible Consideration or “prescribed securities” with a market value comparable to such Ineligible Consideration.
     (k) Notwithstanding the foregoing, no adjustment in the Conversion Price on any Note will be required under clauses (a) through (e) of this Section 12.05 unless such adjustment would require a change of at least 1% of the Conversion Price then in effect with respect to such Note; provided that the Issuer will (i) carry forward any adjustments that are less than 1% of the Conversion Rate with respect to such Note and take them into account when determining subsequent adjustments, (ii) make any carry forward adjustments not otherwise effected with respect to any series of Notes upon conversion of any Notes of such series upon (x) a conversion after a call for redemption of any Notes of such Series, (y) any Change of Control Payment Date applicable to such series of Notes and (z) five Business Days prior to the Maturity Date applicable to such series of Notes.

SECTION 12.06. Effect of Reclassification, Amalgamation, Consolidation, Merger or Sale.
     (a) In the case of (x) any reclassification or change (other than changes resulting from a change in par value or a subdivision or combination) of Common Shares, (y) an amalgamation, merger, consolidation, share exchange or combination involving the Issuer or (z) a sale or conveyance to another person of the Issuer’s property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of Common Shares will be entitled to receive shares of stock, other securities, other property or assets (including cash) with respect to or in exchange for Common Shares, except as described in the proviso at the end of this paragraph, the holders of the Notes then outstanding will be entitled thereafter to convert such Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash), which they would have owned or been entitled to receive upon such reclassification, change, amalgamation, merger, consolidation, share exchange, combination, sale or conveyance had such Notes been converted into Common Shares immediately prior to such reclassification, change, amalgamation, merger, consolidation, share exchange, combination, sale or conveyance (assuming, in a case in which the Issuer’s shareholders may exercise rights of election, that a holder of Notes would have exercised any rights of election as to the shares of stock, other securities or other property or assets receivable in connection therewith and received per share the kind and amount of consideration received per share by a plurality of electing shareholders); provided, however, that if, prior to the date that is five years from the Issue Date, holders of Notes would otherwise be entitled to receive, upon conversion of the Notes, Ineligible Consideration pursuant to the operation of the foregoing provision, such holders shall not be entitled to receive such Ineligible Consideration but the Issuer or its successor, as the case may be, shall have the right (at the sole option of the Issuer or its successor, as the case may be) only on the date any Ineligible Consideration would otherwise be due to deliver either such Ineligible Consideration or “prescribed securities” with a market value comparable to such Ineligible Consideration.
     (b) Upon the occurrence of an event described in clause (a) above, the Issuer or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Notes shall be convertible into such kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, amalgamation, change, consolidation, merger, share exchange, combination, sale or conveyance by a holder of a number of Common Shares issuable upon conversion of the Notes. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12. If, in the case of any such reclassification, change, amalgamation, consolidation, merger, share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Shares includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, amalgamation, consolidation, merger, share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Issuer’s Board of Directors of the Issuer shall reasonably consider necessary by reason of the foregoing.

     The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes at his or her address appearing on the Register of holders for that purpose within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     The above provisions of this Section 12.06 shall similarly apply to successive reclassifications, changes, amalgamation, consolidations, mergers, share exchanges, combinations, sales and conveyances.
     If this Section 12.06 applies to any event or occurrence, Section 12.05 shall not apply.
SECTION 12.07. Conversion Upon a Make Whole Change of Control.
     (a) If a Make Whole Change of Control occurs at any time prior to the close of business on the Business Day prior to the Maturity Date applicable to the Notes of any series, a holder surrendering Notes of such series for conversion, at any time during the period from and after the 15th day prior to the anticipated Make Whole Change of Control Effective Date and ending 15 days following the Make Whole Change of Control Effective Date (the “Make Whole Conversion Period”) shall be entitled to the increase in the Conversion Rate, if any, specified in Section 12.07(b). The Issuer shall give written notice (the “Make Whole Change of Control Notice”) to all holders and the Trustee of any such Make Whole Change of Control and issue a press release providing the same information no later than 15 days prior to the anticipated Make Whole Change of Control Effective Date.
     (b) During the Make Whole Conversion Period, the Conversion Rate applicable to each $1,000 principal amount of a Note shall be increased by an additional number of Common Shares (the “Additional Shares”) determined by reference to (i) in the case of a 2012 Note, the table attached as Exhibit C-1 hereto and (ii) in the case of a 2014 Note, the table attached as Exhibit C-2 hereto, in each case, based on the applicable Make Whole Change of Control Effective Date and the Share Price applicable to such Make Whole Change of Control; provided, however, that if the actual Share Price is between two Share Prices in the table or the relevant Conversion Date is between two Make Whole Change of Control Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Share Prices and the two Conversion Dates, as applicable, based on a 365-day year; and provided, further, however, that if (1) the Share Price is greater than $70.00 per Common Share (subject to adjustment in the same manner as set forth in Sections 12.05 and 12.06), no Additional Shares will be added to the Conversion Rate, and (2) the Share Price is less than $24.58 per Common Share (subject to adjustment in the same manner as set forth in Sections 12.05 and 12.06), no Additional Shares will be added to the Conversion Rate.
     (c) The Share Prices set forth in the first row of the tables in Schedule C-1 and Schedule C-2 hereto shall be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the tables in Schedule C-1 and Schedule C-2 shall be adjusted in the same manner as the Conversion Rate as set forth in Sections 12.05 and 12.06.
     (d) If the Issuer is required to increase the Conversion Rate pursuant to this Section 12.07, Notes surrendered for conversion during the Make Whole Conversion Period will be settled as follows:
          (i) if the date on which such Notes are surrendered for conversion (the “Make Whole Conversion Date”) is prior to the third Trading Day preceding the Make Whole Change of Control Effective Date (the “Make Whole Conversion Cut-Off Date”), the Issuer shall settle such conversion by delivering the number of Common Shares (based on the Conversion Rate without regard to the number of Additional Shares to be added to the Conversion Rate pursuant to Section 2.07(b)) on the third Trading Day immediately following the Make Whole Conversion Cut-Off Date. In addition, as soon as practicable following the Make Whole Change of Control Effective Date (but in any event within five Trading Days of such Make Whole Change of Control Effective Date), the Issuer will deliver the number of Additional Shares to be added to the Conversion Rate pursuant to Section 2.07(b); and
          (ii) if the Make Whole Conversion Date is on or following the Make Whole Conversion Cut-Off Date, the Issuer shall settle such conversion (based on the Conversion Rate as increased by the Additional Shares pursuant to Section 2.07(b)) on the third Trading Day on the Applicable Securities Exchange immediately following the Make Whole Conversion Date by delivering the number of Common Shares (based on the Conversion Rate without regard to the number of Additional Shares to be added to the Conversion Rate pursuant to Section 2.07(b)) plus the number of Additional Shares to be added to the Conversion Rate pursuant to Section 2.07(b).
SECTION 12.08. Taxes on Shares Issued.
     The issue of Common Shares upon conversions of Notes shall be made without charge to the converting holder for any documentary, stamp or similar issue or transfer tax due on such issue of Common Shares. The Issuer shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Issuer shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid. Nothing herein shall preclude any income tax withholding required by law or regulations.
SECTION 12.09. Reservation of Shares; Shares to be Fully Paid; Listing of Common Shares.
     The Issuer shall provide, free from preemptive rights, out of its authorized but unissued Common Shares or Common Shares held in treasury, sufficient Common Shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.
     Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Shares issuable upon conversion of the Notes, the Issuer shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Issuer may validly and legally issue such Common Shares at such adjusted Conversion Price.
     The Issuer covenants that all Common Shares issued upon conversion of Notes will be fully paid and non-assessable by the Issuer and free from all taxes, liens and charges with respect to the issue thereof.
     The Issuer further covenants that as long as the Common Shares are listed on the NYSE or the TSX, or its respective successor, the Issuer shall cause all Common Shares issuable upon conversion of the Notes to be eligible for such listing in accordance with, and at the times required under, the requirements of such market.
SECTION 12.10. Responsibility of Trustee.
     The Trustee shall not at any time be under any duty of responsibility to any holders of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee makes no representations with respect thereto. Subject to the provisions of Section 7.01, the Trustee shall not be responsible for any failure of the Issuer to issue, transfer or deliver any Common Shares or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article 12. Without limiting the generality of the foregoing, the Trustee shall not have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by holders of Notes upon the conversion of their Notes after any event referred to in such Section 12.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be fully protected in relying upon, the Officers’ Certificate and Opinion of Counsel (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
SECTION 12.11. Notice to Holders Prior to Certain Actions.
     If
     (a) the Issuer declares a dividend (or any other distribution) on its Common Shares; or
     (b) the Issuer authorizes the granting to the holders of its Common Shares of rights or warrants to subscribe for or purchase any share of any class of Common Shares or any other rights or warrants; or

     (c) there is any reclassification of the Common Shares (other than a subdivision or combination of outstanding Common Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or any amalgamation, consolidation, merger or share exchange to which the Issuer is a party and for which approval of any shareholders of the Issuer is required, or of the sale or transfer of all or substantially all of the assets of the Issuer; or
     (d) there is any voluntary or involuntary dissolution, liquidation or winding-up of the Issuer;
then the Issuer shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his or her address appearing on the Register maintained by the Registrar for that purpose as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, amalgamation, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, amalgamation, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, amalgamation, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up.
SECTION 12.12. Restriction on Common Shares Issuable Upon Conversion.
     (a) Common Shares to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the holders converting such Notes and the certificate representing such Common Shares shall bear the Restricted Common Share Legend unless removed in accordance with Section 2.14. Further, Common Shares to be issued upon conversion of Notes prior to July 29, 2007 shall bear the Canadian Restricted Securities Legend unless removed in accordance with Section 2.14.
     (b) If (i) Common Shares to be issued upon conversion of a Note prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of such Note or (ii) Common Shares represented by a certificate bearing the Restricted Common Shares Legend are transferred subsequently by such holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the holder must deliver a certificate in substantially the form of the “Assignment Form” set forth on such Note to the transfer agent for the Common Shares identified therein certifying compliance with the restrictions on transfer applicable to such Common Shares and neither the transfer agent nor the registrar for the Common Shares shall be required to register any transfer of such Common Shares not so accompanied by a properly completed certificate.

     (c) Except in connection with a Shelf Registration Statement, if certificates representing Common Shares are issued upon the registration of transfer, exchange or replacement of any other certificate representing Common Shares bearing the Restricted Common Share Legend, or if a request is made to remove such Restricted Common Shares Legend from certificates representing Common Shares, the certificates so issued shall bear the Restricted Common Share Legend, or the Restricted Common Shares Legend shall not be removed, as the case may be, unless there is delivered to the Issuer such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel pursuant to the laws in the State of New York and U.S. Federal securities laws and/or applicable Canadian securities laws, as may be reasonably required by the Issuer, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Common Shares are securities that are not “restricted” within the meaning of Rule 144 under the Securities Act and that such transfers comply with applicable Canadian securities laws. Upon provision to the Issuer of such reasonably satisfactory evidence, the Issuer shall cause the transfer agent for the Common Shares to countersign and deliver certificates representing Common Shares that do not bear the legend.
SECTION 12.13. Calculations and Determinations.
     Except as otherwise provided in this Article 12, no adjustment need be made for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or that carry the right to purchase any of the foregoing. All calculations under this Article 12 shall be made by the Issuer and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Shares.
     The Issuer will be responsible for making all calculations and determinations called for under the Indenture. The Issuer or its agent will make these calculations and determinations in good faith, and, absent manifest error, such calculations and determinations will be final and binding on the holders of the Notes, and the Trustee and the Conversion Agent shall have no responsibility with respect thereto. The Issuer will provide a schedule of these calculations and determinations to the Trustee and the Conversion Agent, and the Trustee and the Conversion Agent shall be entitled to rely upon the accuracy of these calculations without independent verification thereof.
ARTICLE 13
MEETINGS OF HOLDERS OF NOTES
SECTION 13.01. Purposes for Which Meetings May Be Called.
     A meeting of holders of Notes of a series may be called at any time and from time to time pursuant to this Article to make, give or take any Act provided by this Indenture to be made, given or taken by holders of Notes of such series.

SECTION 13.02. Call, Notice and Place of Meetings.
     (a) The Trustee may at any time call a meeting of holders of the Notes of a series for any purpose specified in Section 13.01, to be held at such time and at such place in the borough of Manhattan, the City of New York. Notice of every meeting of holders of Notes of a series, setting forth the time and place of such meeting and in general terms the Act proposed to be taken at such meeting, shall be given, in the manner provided in Section 10.02, not less than 21 or more than 50 days prior to the date fixed for the meeting.
     (b) If at any time the Issuer or any Guarantor, pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the outstanding Notes of a series shall have requested the Trustee to call a meeting of the holders of Notes of such series for any purpose specified in Section 13.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or such Guarantor or the holders of Notes of such series in the amount above specified, as the case may be, may determine the time and the place in the borough of Manhattan, the City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.
SECTION 13.03. Persons Entitled to Vote at Meetings.
     (a) To be entitled to vote at any meeting of holders of Notes of a series, a person shall be: (1) a holder of Notes of such series; or (2) a person appointed by an instrument in writing as proxy for a holder or holders of Notes of such series by such holder or holders. The only persons who shall be entitled to be present or to speak at any meeting of holders shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and the Guarantors and its or their counsel.
SECTION 13.04. Quorum; Action.
     (a) The persons entitled to vote a majority in aggregate principal amount of Notes of a series shall constitute a quorum for a meeting of holders of Notes of such series. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of holders, be dissolved. In the absence of a quorum in any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in paragraph 13.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.
     (b) Except as limited by the provisions in the third paragraph of Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the holders of a majority in aggregate principal amount of outstanding Notes of a series; provided, however, that, except as limited by the provisions in the third paragraph of Section 9.02, any resolution with respect to any action that this Indenture expressly provides may be made, given or taken by the holders of a specified percentage, which is less than a majority, in aggregate principal amount of outstanding Notes of such series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the holders of such specified percentage in aggregate principal amount of outstanding Notes of such series.
     (c) Any resolution passed or decision taken at any meeting of holders of Notes of a series duly held in accordance with this Section will be binding on all holders of Notes of such series, whether or not present or represented at the meeting.
SECTION 13.05. Determination of Voting Rights; Conduct and Adjournment of Meetings.
     (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of holders of Notes of a series in regard to proof of the holding of Notes of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes of a series shall be proved in the manner specified in Section 10.17 and the appointment of any proxy shall be proved in the manner specified in Section 10.17. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 10.17 or other proof.
     (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer, any Guarantor or by holders of Notes as provided in Section 13.02(b), in which case the Issuer, such Guarantor or the holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in aggregate principal amount of outstanding Notes of such series represented at the meeting.
     (c) At any meeting each holder of a Note of a series or proxy shall be entitled to one vote for each $1,000 principal amount of Notes of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a holder of Notes or proxy.
     (d) Any meeting of holders of Notes of a series duly called pursuant to Section 13.02 at which a quorum is present may be adjourned from time to time by persons entitled to vote a majority in aggregate principal amount of outstanding Notes of such series, represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 13.06. Counting Votes and Recording Action of Meetings.
     The vote upon any resolution submitted to any meeting of holders of Notes of a series shall be by written ballots on which shall be inscribed the signatures of the holders of the Notes of such series or of their representatives by proxy and the principal amounts and serial numbers of outstanding Notes of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of holders of Notes of a series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 13.02 and, if applicable, Section 13.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and the Guarantors and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed and attested, all as of the date first above written, signifying their agreements contained in this Indenture.

NORTEL NETWORKS CORPORATION,
as Issuer

By	/s/ Katharine B. Stevenson

	Name:	Katharine B. Stevenson
	Title:	Treasurer

By	/s/ Gordon A. Davies

	Name:	Gordon A. Davies
	Title:	General Counsel—Corporate and Corporate Secretary

NORTEL NETWORKS LIMITED, as Guarantor

By	/s/ Katharine B. Stevenson

	Name:	Katharine B. Stevenson
	Title:	Treasurer

By	/s/ Gordon A. Davies

	Name:	Gordon A. Davies
	Title:	General Counsel—Corporate and Corporate Secretary

NORTEL NETWORKS INC., as Guarantor

By	/s/ Karen E. Sledge

	Name:	Karen E. Sledge
	Title:	President

THE BANK OF NEW YORK, as Trustee, Registrar, Paying Agent and Conversion Agent

By	/s/ Nelson Kercado

	Name:	Nelson Kercado
	Title:	Assistant Vice President

EXHIBIT A
FORM OF 2012 NOTE
(Face of Security)
[Global Securities Legend]
[The following legend shall appear on the face of each Global Security:
     THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE ISSUER, ANY GUARANTOR, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]
     [The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OR DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OR SUCH SUCCESSOR DEPOSITARY.]
[Restricted Securities Legend]
     THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NONE OF THIS SECURITY (AND RELATED GUARANTEES), THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY AND ANY INTEREST OR PARTICIPATION

HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY (AND RELATED GUARANTEES), BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER, ANY GUARANTOR OR ANY AFFILIATE OF THE ISSUER OR ANY GUARANTOR WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY GUARANTOR, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S, ANY GUARANTOR’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
[Canadian Restricted Securities Legend]
     UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY IN CANADA BEFORE JULY 29, 2007.

No.	US$[ ] CUSIP 656568 AC 6
NORTEL NETWORKS CORPORATION
1.75% CONVERTIBLE SENIOR NOTE DUE 2012
Fully and Unconditionally Guaranteed By
NORTEL NETWORKS LIMITED
AND
NORTEL NETWORKS INC.
promises to pay to CEDE & CO. or registered assigns,
the principal sum of [                                 ] U.S. Dollars on April 15, 2012
Interest Payment Dates:            April 15 and October 15, commencing October 15, 2007
Regular Record Dates:            April 1 and October 1

NORTEL NETWORKS CORPORATION

By

Name:
Title:

By

Name:
Title:
Dated:
Certificate of Authentication
This is one of the Notes described in the within-mentioned Indenture.

The Bank of New York,
as Trustee

By

Authorized Signatory
Dated:

GUARANTEE
OF
NORTEL NETWORKS LIMITED
AND
NORTEL NETWORKS INC.
     For value received, each of Nortel Networks Limited (“NNL”) and Nortel Networks Inc. (“NNI” and, together with NNL, the “Guarantor”) hereby fully and unconditionally guarantees, jointly and severally, to the Holder of the Note upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the principal of, premium, if any, interest, Additional Interest, if any, and Defaulted Interest, if any, on such Note when and as the same shall become due and payable, whether on April 15, 2012 (the “Maturity Date”), by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the indenture dated as of March 28, 2007 among Nortel Networks Corporation, as issuer (together with any successor person under the Indenture, the “Issuer”), Nortel Networks Limited and Nortel Networks Inc., as guarantors, and The Bank of New York, as trustee (the “Indenture”). In case of the failure of the Issuer to punctually make any such payment of principal, premium, if any, interest, Additional Interest, if any, or Defaulted Interest, if any, each Guarantor, for so long as this Guarantee shall be in effect with respect to such Guarantor, hereby agrees to cause any such payment to be made to or to the order of the Trustee punctually when and as the same shall become due and payable, whether on the Maturity Date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.
     Each Guarantor hereby agrees that its obligations hereunder shall be as if it were the principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Note or the Indenture, any failure to enforce the provisions of such Note or the Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of such Note or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Note or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Note and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, interest, Additional Interest, if any, and Defaulted Interest, if any, on such Note or as otherwise described in Section 2.01(g) of the Indenture.
     This Guarantee shall be automatically and unconditionally released on the terms set forth in Section 2.01(g) of the Indenture.
     Each Guarantor shall be subrogated to all rights of the Holder of such Note and the Trustee against the Issuer in respect of any amounts paid to such Holder by such Guarantor pursuant to the provisions of this Guarantee; provided, however, that no Guarantor shall be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, interest, Additional Interest, if any, and Defaulted Interest, if any, on all Notes shall have been paid in full.
     Each Guarantor hereby agrees that its obligations hereunder shall be direct, unconditioned and unsubordinated. The Holder of a guaranteed Note will be entitled to payment under this Guarantee without taking any action whatsoever against the Issuer.
     No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the Guarantee of each Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, interest, Additional Interest, if any, and Defaulted Interest, if any, on the Note upon which this Guarantee is endorsed.
     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Note shall have been manually executed by or on behalf of the Trustee under the Indenture.
     All capitalized terms used but not defined in this Guarantee shall have the meanings assigned to them in the Indenture.
     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
     Executed and dated the date on the face hereof.

NORTEL NETWORKS LIMITED

By

Name:
Title:

By

Name:
Title:

Dated:

NORTEL NETWORKS INC.

By

Name:
Title:

Dated:

(Back of Security)
NORTEL NETWORKS CORPORATION
1.75% CONVERTIBLE SENIOR NOTE DUE 2012
Fully and Unconditionally Guaranteed By
NORTEL NETWORKS LIMITED
AND
NORTEL NETWORKS INC.
1.	INTEREST. Nortel Networks Corporation, a Canadian corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2007. Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from March 28, 2007. Interest (including any Additional Interest) will be computed on the basis of a 360-day year composed of twelve 30-day months. The yearly rate of interest that is equivalent to the rate payable under the Notes is the rate payable multiplied by the actual number of days in the year and divided by 360 and is disclosed herein solely for purposes of providing the disclosure required by the Interest Act (Canada).
2.	METHOD OF PAYMENT. The Issuer will pay interest (and Additional Interest, if any) on the Notes (except defaulted interest) to the person in whose name this Note is registered at the close of business on the April 1 or October 1 immediately preceding the relevant Interest Payment Date (each a “Regular Record Date”) (other than with respect to a Note or portion thereof called for redemption on a Redemption Date, or repurchased in connection with a Change of Control on a repurchase date during the period from the close of business on a Regular Record Date to (but excluding) the next succeeding Interest Payment Date, in which case accrued interest (and Additional Interest, if any) shall be payable (unless such Note or portion thereof is converted) to the holder of this Note or portion thereof redeemed or repurchased in accordance with the applicable redemption or repurchase provisions of the Indenture). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay the principal of, premium, if any, and interest (including Additional Interest, if any) on the Notes at the office or agency of the Issuer maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Issuer, the Issuer’s office or agency maintained for such purpose will be the principal Corporate Trust Office of the Trustee (as defined below). However, the Issuer may pay principal, premium, if any, and interest (including Additional Interest, if any) by check payable in such money, and may mail such check to the holders of the Notes at their respective addresses as set forth in the Register of holders of Notes maintained by the Registrar.

3.	PAYING AGENT AND REGISTRAR. The Bank of New York (together with any successor Trustee under the Indenture referred to below, the “Trustee”), will act as Conversion Agent, Paying Agent and Registrar. The Issuer may change the Paying Agent, Registrar or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Issuer or any of its Subsidiaries may act in any such capacity.
4.	INDENTURE. The Issuer issued this Note under an Indenture dated as of March 28, 2007 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the United States Trust Indenture Act of 1939, as amended (as in effect on the date of this Note, the “TIA”). This Note is subject to, and qualified by, all such terms, certain of which are summarized herein, and holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are unsecured general obligations of the Issuer. Capitalized terms not defined below have the same meaning as is given to them in the Indenture.
5.	REDEMPTIONS. The Issuer shall have the option to redeem this Note, in whole or from time to time in part, as set forth in Article 3 of the Indenture.
6.	GUARANTEES. This Note is fully and unconditionally guaranteed by the Guarantors. If, for any reason, the Issuer does not make any payments of the principal of, premium, if any, interest, Additional Interest, if any, and Defaulted Interest, if any, on this Note when due, whether on the Maturity Date, by acceleration, call for redemption, tender pursuant to an offer to repurchase or otherwise, the Guarantors will cause the payment to be made to or to the order of the Trustee. The Guarantees are direct, unconditional, unsecured and unsubordinated obligations of the Guarantors and rank equally and ratably without preference among themselves and at least equally with other senior unsecured obligations of the Guarantors, except to the extent prescribed by law. The holder of a Note will be entitled to payment under the Guarantees without taking any action whatsoever against the Issuer.
7.	CHANGE OF CONTROL. Upon a Change of Control, the Issuer shall make a Change of Control Offer to repurchase all outstanding Notes at a price payable in cash equal to 100% of the aggregate principal amount of the Notes plus accrued and unpaid interest (and Additional Interest, if any), payable in cash, to, but excluding, the date of repurchase, such offer to be made as provided in the Indenture. To accept the Change of Control Offer, the holder hereof must comply with the terms thereof, including surrendering this Note, together with any completed notice of acceptance required under Section 4.06 of the Indenture as provided in the Indenture, prior to the termination of the Change of Control Offer.
8.	DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer and the Guarantors may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer or the Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, the Issuer or the Registrar need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed.

9.	PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for all purposes.
10.	AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding Notes and any existing default may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes.
11.	DEFAULTS AND REMEDIES. The Events of Default are set forth in Section 6.01 of the Indenture.
12.	TRUSTEE DEALINGS WITH THE ISSUER. The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates as if it were not Trustee.
13.	NO RECOURSE AGAINST OTHERS. No director, officer, employee, shareholder or Affiliate, as such, of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or any Guarantor under the Notes or the Indenture or any Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the Notes.
14.	AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
15.	ABBREVIATIONS. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.
16.	CONVERSION. Subject to and upon compliance with the provisions of the Indenture, the registered holder of this Note has the right at any time on or before the close of business on the last Trading Day prior to the Maturity Date (or in case this Note or any portion hereof is (a) called for redemption prior to such date, before the close of business on the last Trading Day preceding the date fixed for redemption (unless the Issuer defaults in payment of the Redemption Price in which case the conversion right will terminate at the close of business on the date such default is cured) or (b) subject to a duly completed election for repurchase, on or before the close of business on the Change of Control Offer Termination Date (unless the Issuer defaults in payment due upon repurchase or such holder elects to withdraw the submission of such election to repurchase) to convert the principal amount hereof, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into fully paid and non-assessable Common Shares at the conversion rate of 31.25 Common Shares for each $1,000 principal amount of Notes (as adjusted in accordance with the provisions of Article 12 of the Indenture, the “Conversion Rate”), which is equivalent to an initial Conversion Price for each $1,000 principal amount of Notes of $32.00 per Common Share.

The Issuer shall not issue fractional Common Shares or scrip representing fractions of Common Shares upon any such conversion, but shall make an adjustment therefor in cash based upon the Current Market Price of the Common Shares on the last Trading Day prior to the date of conversion.

17.	REGISTRATION RIGHTS AGREEMENT. The holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated March 28, 2007, among the Issuer, the Guarantors and the Initial Purchasers.

18.	The Issuer will furnish to any holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to: Nortel Networks Corporation, 195 The West Mall, Toronto, Canada ON M9C 5K1, Attention: Corporate Secretary.

FORM OF CONVERSION NOTICE
To:   NORTEL NETWORKS CORPORATION
     The undersigned registered owner of the Note hereby irrevocably exercises the option to convert this Note, or portion hereof (which has a principal amount of $1,000 or an integral multiple thereof) below designated, into Common Shares of Nortel Networks Corporation in accordance with the terms of the Indenture referred to in this Note, and directs that the Common Shares issuable and deliverable upon the conversion, together with any check in payment for fractional Common Shares and Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If Common Shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest, Additional Interest and taxes accompanies this Note.

Dated:

Fill in for registration of Common Shares if to be

delivered, and Notes if to be issued, other than to
and in the name of the registered holder

(Please Print):	Signature(s)
Principal amount to be converted (if less than all):

(Name)	$ ,000,000

(Street Address)	Social Security or other Taxpayer Identification Number

(City, State and Zip Code)

Signature Guarantee:

[Signatures must be guaranteed by an eligible Guarantor Institution (banks, brokers, dealers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Common Shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder(s).]
Completed Notices of Conversion should be delivered to Computershare Investor Services, transfer agent for the Common Shares at [250 Royall Street, Canton Massachusetts 02021].

ASSIGNMENT FORM
          To assign this Note, fill in the form below:
          (I) or (we) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                              agent to transfer this Note on the books of the Registrar. The agent may substitute another to act for him.

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Date:

Medallion Signature Guarantee:

[FOR INCLUSION ONLY IF THIS NOTE BEARS A RESTRICTED SECURITIES LEGEND] In connection with any transfer of any of the Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the United States Securities Act of 1933, as amended (the “Securities Act”)), the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or any Guarantor;

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐	pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder.
Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (1), (2) or (3) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such certifications and other information, and such legal opinions, as the Issuer has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; provided that this paragraph shall not be applicable to any Notes which are not “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act).

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Date:

Medallion Signature Guarantee:

EXHIBIT B
FORM OF 2014 NOTE
(Face of Security)
[Global Securities Legend]
     [The following legend shall appear on the face of each Global Security:
     THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE ISSUER, ANY GUARANTOR, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]
     [The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OR DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OR SUCH SUCCESSOR DEPOSITARY.]
[Restricted Securities Legend]
     THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NONE OF THIS SECURITY (AND RELATED GUARANTEES), THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY AND ANY INTEREST OR PARTICIPATION

     HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY (AND RELATED GUARANTEES), BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER, ANY GUARANTOR OR ANY AFFILIATE OF THE ISSUER OR ANY GUARANTOR WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY GUARANTOR, (B) PURSUANT TO A REGISTRATION STAEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S, ANY GUARANTOR’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
[Canadian Restricted Securities Legend]
     UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY IN CANADA BEFORE JULY 29, 2007.

No.	US$[ ] CUSIP 656568 AD 4
NORTEL NETWORKS CORPORATION
2.125% CONVERTIBLE SENIOR NOTE DUE 2014
Fully and Unconditionally Guaranteed By
NORTEL NETWORKS LIMITED
AND
NORTEL NETWORKS INC.
promises to pay to CEDE & CO. or registered assigns,
the principal sum of [                    ] U.S. Dollars on April 15, 2014
Interest Payment Dates:      April 15 and October 15, commencing October 15, 2007
Regular Record Dates:      April 1 and October 1

NORTEL NETWORKS CORPORATION

By

Name:
Title:

By

Name:
Title:
Dated:
Certificate of Authentication
This is one of the Notes described in the within-mentioned Indenture.

The Bank of New York,
as Trustee

By

Authorized Signatory
Dated:

GUARANTEE
OF
NORTEL NETWORKS LIMITED
AND
NORTEL NETWORKS INC.
     For value received, each of Nortel Networks Limited (“NNL”) and Nortel Networks Inc. (“NNI” and, together with NNL, the “Guarantor”) hereby fully and unconditionally guarantees, jointly and severally, to the Holder of the Note upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the principal of, premium, if any, interest, Additional Interest, if any, and Defaulted Interest, if any, on such Note when and as the same shall become due and payable, whether on April 15, 2014 (the “Maturity Date”), by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the indenture dated as of March 28, 2007 among Nortel Networks Corporation, as issuer (together with any successor person under the Indenture, the “Issuer”), Nortel Networks Limited and Nortel Networks Inc., as guarantors, and The Bank of New York, as trustee (the “Indenture”). In case of the failure of the Issuer to punctually make any such payment of principal, premium, if any, interest, Additional Interest, if any, or Defaulted Interest, if any, each Guarantor, for so long as this Guarantee shall be in effect with respect to such Guarantor, hereby agrees to cause any such payment to be made to or to the order of the Trustee punctually when and as the same shall become due and payable, whether on the Maturity Date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.
     Each Guarantor hereby agrees that its obligations hereunder shall be as if it were the principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Note or the Indenture, any failure to enforce the provisions of such Note or the Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of such Note or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Note or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Note and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, interest, Additional Interest, if any, and Defaulted Interest, if any, on such Note or as otherwise described in Section 2.01(g) of the Indenture.
     This Guarantee shall be automatically and unconditionally released on the terms set forth in Section 2.01(g) of the Indenture.
     Each Guarantor shall be subrogated to all rights of the Holder of such Note and the Trustee against the Issuer in respect of any amounts paid to such Holder by such Guarantor pursuant to the provisions of this Guarantee; provided, however, that no Guarantor shall be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, interest, Additional Interest, if any, and Defaulted Interest, if any, on all Notes shall have been paid in full.
     Each Guarantor hereby agrees that its obligations hereunder shall be direct, unconditioned and unsubordinated. The Holder of a guaranteed Note will be entitled to payment under this Guarantee without taking any action whatsoever against the Issuer.
     No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the Guarantee of each Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, interest, Additional Interest, if any, or Defaulted Interest, if any, on the Note upon which this Guarantee is endorsed.
     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Note shall have been manually executed by or on behalf of the Trustee under the Indenture.
     All capitalized terms used but not defined in this Guarantee shall have the meanings assigned to them in the Indenture.
     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
     Executed and dated the date on the face hereof.

NORTEL NETWORKS LIMITED

By

Name:
Title:

By

Name:
Title:

Dated:

NORTEL NETWORKS INC.

By

Name:
Title:

Dated:

(Back of Security)
NORTEL NETWORKS CORPORATION
2.125% CONVERTIBLE SENIOR NOTE DUE 2014
Fully and Unconditionally Guaranteed By
NORTEL NETWORKS LIMITED
AND
NORTEL NETWORKS INC.
1.	INTEREST. Nortel Networks Corporation, a Canadian corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2007. Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from March 28, 2007. Interest (including any Additional Interest) will be computed on the basis of a 360-day year composed of twelve 30-day months. The yearly rate of interest that is equivalent to the rate payable under the Notes is the rate payable multiplied by the actual number of days in the year and divided by 360 and is disclosed herein solely for purposes of providing the disclosure required by the Interest Act (Canada).
2.	METHOD OF PAYMENT. The Issuer will pay interest (and Additional Interest, if any) on the Notes (except defaulted interest) to the person in whose name this Note is registered at the close of business on the April 1 or October 1 immediately preceding the relevant Interest Payment Date (each a “Regular Record Date”) (other than with respect to a Note or portion thereof called for redemption on a Redemption Date, or repurchased in connection with a Change of Control on a repurchase date during the period from the close of business on a Regular Record Date to (but excluding) the next succeeding Interest Payment Date, in which case accrued interest (and Additional Interest, if any) shall be payable (unless such Note or portion thereof is converted) to the holder of this Note or portion thereof redeemed or repurchased in accordance with the applicable redemption or repurchase provisions of the Indenture). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay the principal of, premium, if any, and interest (including Additional Interest, if any) on the Notes at the office or agency of the Issuer maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Issuer, the Issuer’s office or agency maintained for such purpose will be the principal Corporate Trust Office of the Trustee (as defined below). However, the Issuer may pay principal, premium, if any, and interest (including Additional Interest, if any) by check payable in such money, and may mail such check to the holders of the Notes at their respective addresses as set forth in the Register of holders of Notes maintained by the Registrar.

3.	PAYING AGENT AND REGISTRAR. The Bank of New York (together with any successor Trustee under the Indenture referred to below, the “Trustee”), will act as Conversion Agent, Paying Agent and Registrar. The Issuer may change the Paying Agent, Registrar or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Issuer or any of its Subsidiaries may act in any such capacity.
4.	INDENTURE. The Issuer issued this Note under an Indenture dated as of March 28, 2007 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the United States Trust Indenture Act of 1939, as amended (as in effect on the date of this Note, the “TIA”). This Note is subject to, and qualified by, all such terms, certain of which are summarized herein, and holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are unsecured general obligations of the Issuer. Capitalized terms not defined below have the same meaning as is given to them in the Indenture.
5.	REDEMPTIONS. The Issuer shall have the option to redeem this Note, in whole or from time to time in part, as set forth in Article 3 of the Indenture.
6.	GUARANTEES. This Note is fully and unconditionally guaranteed by the Guarantors. If, for any reason, the Issuer does not make any payments of the principal of, premium, if any, interest, Additional Interest, if any, and Defaulted Interest, if any, on this Note when due, whether on the Maturity Date, by acceleration, call for redemption, tender pursuant to an offer to repurchase or otherwise, the Guarantors will cause the payment to be made to or to the order of the Trustee. The Guarantees are direct, unconditional, unsecured and unsubordinated obligations of the Guarantors and rank equally and ratably without preference among themselves and at least equally with other senior unsecured obligations of the Guarantors, except to the extent prescribed by law. The holder of a Note will be entitled to payment under the Guarantees without taking any action whatsoever against the Issuer.
7.	CHANGE OF CONTROL. Upon a Change of Control, the Issuer shall make a Change of Control Offer to repurchase all outstanding Notes at a price payable in cash equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest (and Additional Interest, if any), payable in cash, to, but excluding, the date of repurchase, such offer to be made as provided in the Indenture. To accept the Change of Control Offer, the holder hereof must comply with the terms thereof, including surrendering this Note, together with any completed notice of acceptance required under Section 3.06 of the Indenture as provided in the Indenture, prior to the termination of the Change of Control Offer.
8.	DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer and the Guarantors may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer or the Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, the Issuer or the Registrar need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed.

9.	PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for all purposes.
10.	AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding Notes and any existing default may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes.
11.	DEFAULTS AND REMEDIES. The Events of Default are set forth in Section 6.01 of the Indenture.
12.	TRUSTEE DEALINGS WITH THE ISSUER. The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates as if it were not Trustee.
13.	NO RECOURSE AGAINST OTHERS. No director, officer, employee, shareholder or Affiliate, as such, of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or any Guarantor under the Notes or the Indenture or any Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the Notes.
14.	AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
15.	ABBREVIATIONS. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.
16.	CONVERSION. Subject to and upon compliance with the provisions of the Indenture, the registered holder of this Note has the right at any time on or before the close of business on the last Trading Day prior to the Maturity Date (or in case this Note or any portion hereof is (a) called for redemption prior to such date, before the close of business on the last Trading Day preceding the date fixed for redemption (unless the Issuer defaults in payment of the Redemption Price in which case the conversion right will terminate at the close of business on the date such default is cured) or (b) subject to a duly completed election for repurchase, on or before the close of business on the Change of Control Offer Termination Date (unless the Issuer defaults in payment due upon repurchase or such holder elects to withdraw the submission of such election to repurchase) to convert the principal amount hereof, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into fully paid and non-assessable Common Shares at the conversion rate of 31.25 Common Shares for each $1,000 principal amount of Notes (as adjusted in accordance with the provisions of Article 12 of the Indenture, the “Conversion Rate”), which is equivalent to an initial Conversion Price for each $1,000 principal amount of Notes of $32.00 per Common Share.

The Issuer shall not issue fractional Common Shares or scrip representing fractions of Common Shares upon any such conversion, but shall make an adjustment therefor in cash based upon the Current Market Price of the Common Shares on the last Trading Day prior to the date of conversion.
17.	REGISTRATION RIGHTS AGREEMENT. The holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated March 28, 2007, among the Issuer, the Guarantors and the Initial Purchasers.
18.	The Issuer will furnish to any holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to: Nortel Networks Corporation, 195 The West Mall, Toronto, Canada ON M9C 5K1, Attention: Corporate Secretary.

FORM OF CONVERSION NOTICE
To: NORTEL NETWORKS CORPORATION
     The undersigned registered owner of the Note hereby irrevocably exercises the option to convert this Note, or portion hereof (which has a principal amount of $1,000 or an integral multiple thereof) below designated, into Common Shares of Nortel Networks Corporation in accordance with the terms of the Indenture referred to in this Note, and directs that the Common Shares issuable and deliverable upon the conversion, together with any check in payment for fractional Common Shares and Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If Common Shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest, Additional Interest and taxes accompanies this Note.

Dated:

Fill in for registration of Common Shares if to be

delivered, and Notes if to be issued, other than to
and in the name of the registered holder

(Please Print):	Signature(s)
Principal amount to be converted (if less than all):

(Name)	$___,000,000

(Street Address)	Social Security or other Taxpayer Identification Number

(City, State and Zip Code) Signature Guarantee:

[Signatures must be guaranteed by an eligible Guarantor Institution (banks, brokers, dealers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Common Shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder(s).]
     Completed Notices of Conversion should be delivered to Computershare Investor Services, transfer agent for the Common Shares at [250 Royall Street, Canton Massachusetts 02021].

ASSIGNMENT FORM
     To assign this Note, fill in the form below:
     (I) or (we) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                              agent to transfer this Note on the books of the Registrar. The agent may substitute another to act for him.

Your Signature:

(Sign exactly as your name appears on the other side of this Note)
     Date:
     Medallion Signature Guarantee:
[FOR INCLUSION ONLY IF THIS NOTE BEARS A RESTRICTED SECURITIES LEGEND] In connection with any transfer of any of the Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the United States Securities Act of 1933, as amended (the “Securities Act”), the undersigned confirms that such Notes are being transferred:
     CHECK ONE BOX BELOW
     (1)                      ☐     to the Issuer or any Guarantor;
     (2)                      ☐      pursuant to and in compliance with Rule 144A under the Securities Act; or
     (3)                      ☐      pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder.
Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (1), (2) or (3) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such certifications and other information, and such legal opinions, as the Issuer has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; provided that this paragraph shall not be applicable to any Notes which are not “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act).

Your Signature:

(Sign exactly as your name appears on the other side of this Note)
     Date:
     Medallion Signature Guarantee:

EXHIBIT C-1
     2012 Notes Make-Whole Table
     The following table sets forth the share price and number of make-whole shares of Common Shares to be added to the Conversion Rate per $1,000 principal amount of 2012 Notes:
Make Whole Change of Control Effective Date

Share Price on
Change of Control
Effective Date	March 22, 2007	April 15, 2008	April 15, 2009	April 15, 2010	April 15, 2011	April 15, 2012
$24.58	9.4335	9.1915	8.8207	8.2105	7.6979	9.4335

$27.50	7.5097	7.1241	6.5731	5.6631	4.0302	5.1136

$30.00	6.2682	5.8110	5.1741	4.1322	1.5884	2.0833

$32.50	5.2962	4.7983	4.1187	3.0274	0.0000	0.0000

$35.00	4.5247	4.0075	3.3150	2.2306	0.0000	0.0000

$37.50	3.9049	3.3832	2.6977	1.6559	0.0000	0.0000

$40.00	3.4016	2.8853	2.2195	1.2412	0.0000	0.0000

$45.00	2.6470	2.1588	1.5526	0.7240	0.0000	0.0000

$50.00	2.1220	1.6724	1.1341	0.4503	0.0000	0.0000

$55.00	1.7455	1.3365	0.8638	0.3026	0.0000	0.0000

$60.00	1.4682	1.0982	0.6840	0.2205	0.0000	0.0000

$70.00	1.0980	0.7954	0.4742	0.1441	0.0000	0.0000

C- 1

Exhibit C-2
     2014 Notes Make-Whole Table
     The following table sets forth the share price and number of make-whole shares of Common Shares to be added to the Conversion Rate per $1,000 principal amount of 2014 Notes:
Make Whole Change of Control Effective Date

Share Price on
Change of
Control Effective
Date	March 22, 2007	April 15, 2008	April 15, 2009	April 15, 2010	April 15, 2011	April 15, 2012	April 15, 2013	April 15, 2014
$24.58	9.4335	9.2884	9.1086	8.8492	8.4835	7.9404	7.6681	9.4335

$27.50	7.7323	7.4910	7.2021	6.8049	6.2470	5.3760	3.9929	5.1136

$30.00	6.6219	6.3311	5.9859	5.5202	4.8714	3.8545	1.5653	2.0833

$32.50	5.7421	5.4209	5.0424	4.5394	3.8465	2.7736	0.0000	0.0000

$35.00	5.0344	4.6963	4.3005	3.7816	3.0764	2.0087	0.0000	0.0000

$37.50	4.4577	4.1118	3.7099	3.1894	2.4931	1.4690	0.0000	0.0000

$40.00	3.9822	3.6349	3.2343	2.7220	2.0476	1.0885	0.0000	0.0000

$45.00	3.2524	2.9142	2.5297	2.0494	1.4387	0.6307	0.0000	0.0000

$50.00	2.7269	2.4060	2.0461	1.6066	1.0663	0.4004	0.0000	0.0000

$55.00	2.3365	2.0358	1.7030	1.3049	0.8307	0.2813	0.0000	0.0000

$60.00	2.0383	1.7584	1.4521	1.0926	0.6762	0.2171	0.0000	0.0000

$70.00	1.6193	1.3776	1.1186	0.8238	0.4967	0.1571	0.0000	0.0000

C- 2

EXHIBIT D
FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE
NORTEL NETWORKS CORPORATION
NORTEL NETWORKS LIMITED
NORTEL NETWORKS INC.
Notice of Registration Statement
and
Selling Securityholder Questionnaire
[Date]
     Nortel Networks Corporation (the “Company”), Nortel Networks Limited (“NNL”) and Nortel Networks Inc. (“NNI,” and together with NNL, the “Guarantors”) have filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the United States Securities Act of 1933, as amended (the “Securities Act”), of the Company’s 1.75% Convertible Senior Notes due 2012 (the “2012 Notes”) and 2.125% Convertible Senior Notes due 2014 (the “2014 Notes,” and together with the 2012 notes, the “Notes”), the related guarantees by NNL and initially NNI (the “Guarantees”) and the Company’s common shares issuable upon conversion of the notes (the “Common Shares”), in accordance with the Registration Rights Agreement, dated as of March 28, 2007 (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers named therein. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.
     In order to have Registrable Securities (as defined herein) included in the Shelf Registration Statement (or a supplement or amendment thereto), this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Company at the address set forth herein for receipt ON OR BEFORE [DEADLINE FOR RESPONSE].
     No holder of Registrable Securities will be entitled:
•	to be named as a selling securityholder in the Shelf Registration Statement as of the date the Shelf Registration Statement is declared effective or otherwise designated by the Company for use by the Selling Securityholders; or

•	to use the prospectus forming a part of the Shelf Registration Statement for offers and resales of Registrable Securities at any time, unless such holder has returned a completed and signed Notice and Questionnaire to the Company before the deadline specified above. Holders of Registrable Securities who have not returned a Notice and Questionnaire by the deadline specified above will be included in the Shelf Registration Statement through a prospectus supplement or a post-effective amendment to the Shelf Registration Statement, subject to restrictions on timing provided in the Registration Rights Agreement.
     Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related prospectus.
     “Registrable Securities” shall mean each Note and related Guarantees and the Common Shares until the earlier of (i) the date on which such Note and related Guarantees or the Common Shares have been sold or otherwise transferred pursuant to an effective Shelf Registration Statement; (ii) the date that is two years after the later of the date of original issue of such Note and related Guarantees and the last date that the Company or any of its affiliates was the owner of such Note and related Guarantees (or any predecessor thereto); (iii) the date on which such Note and related Guarantees or the Common Shares may be resold without restriction pursuant to Rule 144(k) under the Securities Act or any successor provision thereto; or (iv) the date such Note and related Guarantees or the Common Shares have been publicly sold pursuant to Rule 144 under the Securities Act or any successor provision thereto.

ELECTION
     The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement as if the undersigned Selling Securityholder were an original party thereto.
     Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Company (for itself and on behalf of the Guarantors) and the Trustee the Notice of Transfer (completed and signed) set forth in Exhibit 1 to this Notice and Questionnaire.
     The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:
(1)	(a) Full Legal Name of Selling Securityholder:

(b) Full Legal Name of Registered Holder (if not the same as in (a) above) of Registrable Securities Listed in Item (3) Below:

(c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) Through Which Registrable Securities Listed in Item (3) Below Are Held:

(2)	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact person:
(3)	Beneficial Ownership of the Securities:

Except as set forth below in this Item (3), the undersigned Selling Securityholder does not beneficially own any Registrable Securities or Common Shares issued upon conversion, repurchase or redemption of any Registrable Securities.
(a)	Principal amount of Registrable Securities (as defined in the Registration Rights Agreement) beneficially owned:

CUSIP No(s). of such Registrable Securities:

Number of Common Shares (if any) issued upon conversion, repurchase or redemption of Registrable Securities:

(b)	Principal amount of Securities other than Registrable Securities beneficially owned:

CUSIP No(s). of such other Securities:

Number of Common Shares (if any) issued upon conversion of such other Securities:

(c)	Principal amount of Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement:

CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement:

Number of Common Shares (if any) issued upon conversion of Registrable Securities which are to be included in the Shelf Registration Statement:

(4)	Beneficial Ownership of Other Securities of the Company or of the Guarantors:

Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any Common Shares or any other securities of the Company or of the Guarantors, other than the Securities and Common Shares listed above in Item (3).

(5)	Relationships with the Company or the Guarantors:

Except as set forth below in this Item (5), neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company or the Guarantors (or their respective predecessors or affiliates) during the past three years.

State any exceptions here:

(6)	Nature of the Selling Securityholder:
(a)	Is the Selling Securityholder a reporting company under the Exchange Act, a majority-owned subsidiary of a reporting company under the Exchange Act or a registered investment company under the Investment Company Act? If so, please state which one.

If the Selling Securityholder is a majority owned subsidiary of a reporting company, identify the majority stockholder that is a reporting company.

If the Selling Securityholder is not any of the above, identify the natural person or persons having voting and investment control over the Company’s or any Guarantor’s securities that the Selling Securityholder owns.

(b)	Is the Selling Securityholder a registered broker-dealer? Yes ☐ No ☐

State whether the Selling Securityholder received the Registrable Securities as compensation for underwriting activities and, if so, provide a brief description of the transaction(s) involved. State whether the Selling Securityholder is an affiliate of a broker-dealer and, if so, list the name(s) of the broker-dealer affiliate(s).
Yes ☐ No ☐

If the answer is “Yes,” you must answer the following:

If the Selling Securityholder is an affiliate of a registered broker-dealer, the Selling Securityholder purchased the Registrable Securities (i) in the ordinary course of business and (ii) at the time of the purchase of the Registrable Securities, had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities. Yes ☐ No ☐

If the answer is “No,” state any exceptions here:

If the answer is ”No,” this may affect your ability to be included in the registration statement.
(xiv)	Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

     By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the prospectus delivery and other provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, particularly Regulation M. In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which this Notice and Questionnaire is provided to the Company (for itself and on behalf of the Guarantors), the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.
     By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related prospectus. The Selling Securityholder understands that such information will be relied upon by the Company and the Guarantors in connection with the preparation of the Shelf Registration Statement and related prospectus.
     In accordance with the Selling Securityholder’s obligation under Section 3(a) of the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company (for itself and on behalf of the Guarantors) of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail or air courier guaranteeing overnight delivery as follows:
     To the Company (for itself and on behalf of the Guarantors):
     Nortel Networks Corporation
     195 The West Mall
     Toronto, Ontario
     Canada M9C 5K1
     Attn: General Counsel — Corporate and Corporate Secretary
     Fax no.: (905) 863-7386
     Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company (for itself and on behalf of the Guarantors), the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the Company, the Guarantors and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above) and their respective successors, heirs, personal representatives, and assigns. This Agreement shall be governed in all respects by the laws of the State of New York.
     IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.
     Date:

     Selling Securityholder
     (Print/type full legal name of beneficial owner of Registrable Securities)
     By:
     Name:
     Title:

PLEASE RETURN THIS COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE COMPANY (FOR ITSELF AND ON BEHALF OF THE GUARANTORS) AT:
Nortel Networks Corporation
195 The West Mall
Toronto, Ontario
Canada M9C 5K1
Attn: General Counsel —Corporate and Corporate Secretary
Fax no.: (905) 863-7386